Exhibit 4.3

MULTICANAL S.A.,
the Company,

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
Trustee, Co-Registrar,
Principal Paying Agent and Bank,

and

HSBC Bank Argentina S.A.,
Registrar and Paying Agent

SECOND SUPPLEMENTAL INDENTURE
Dated as of

to INDENTURE
Dated as of

Relating to

7-Year Fixed Rate Notes due [2012] and
7-Year Floating Rate Notes

ii

EXHIBITS

Exhibit A Form of Unrestricted Global Note (7-Year Fixed Rate Notes)

Exhibit B Form of Restricted Global Note (7-Year Fixed Rate Notes)

Exhibit C Form of Unrestricted Global Note (7-Year Floating Rate Notes)

Exhibit D Form of Restricted Global Note (7-Year Floating Rate Notes)

iii

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of                        (this “Second Supplemental Indenture”), is among Multicanal S.A., a sociedad anónima organized, existing and incorporated in the City of Buenos Aires, Republic of Argentina (“Argentina”) under the laws of Argentina on July 26, 1991, with a term of duration expiring on July 27, 2090, and registered with the Public Registry of Commerce on July 26, 1991, under number 5225, Book 109 of Volume “A” of corporations, having its principal executive offices at Avalos 2057, (C1431DPM) Buenos Aires, Argentina (the “Company”), Law Debenture Trust Company of New York, a New York banking corporation, as Trustee for the benefit of the Holders (the “Trustee”), Co-Registrar (the “Co-Registrar”) and Principal Paying Agent (the “Principal Paying Agent”) and in its individual capacity for the purposes of Article Five hereto (the “Bank”), and HSBC Bank Argentina S.A., a sociedad anónima duly organized and existing under the laws of Argentina, as Registrar (the “Registrar”) and Paying Agent (the “Paying Agent”), under the Indenture, dated as of                        , among the Company, the Trustee, the Co-Registrar, the Principal Paying Agent, the Registrar and the Paying Agent (the “Indenture,” as supplemented and amended by this Second Supplemental Indenture, the “7-Year Notes Indenture”).  All terms not defined herein shall have the meanings assigned to them in the Indenture.

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company’s Debt Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, up to U.S.$300,000,000 aggregate principal amount, or its equivalent in another currency or composite currency, of Debt Securities that constituted Public Debt Securities and without limitation on the aggregate principal amount of Debt Securities that constitute Private Notes, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, Section 3.1 of the Indenture provides for the issuance from time to time of Debt Securities of the Company, issuable for the purpose and subject to the limitations contained in the Indenture.  The Company has duly authorized the creation of two series of Debt Securities, consisting of (i) up to U.S.$                 aggregate principal amount of Public Debt Securities known as its 7-Year Fixed Rate Notes due [2012] (the “7-Year Fixed Rate Notes”) and (ii) an unlimited aggregate principal amount of Private Notes known as its 7-Year Floating Rate Notes (the “7-Year Floating Rate Notes” and, together with the 7-Year Fixed Rate Notes, the “7-Year Notes”).  The 7-Year Notes shall be issued at 100% of their principal amount, the form and substance of each such issue of the 7-Year Notes and the terms, provisions and conditions thereof to be set forth as provided in the 7-Year Notes Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the 7-Year Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, WITNESSETH that, for and in consideration of the premises and the purchase and acceptance of the 7-Year Notes by the Holders thereof, and for the purpose of setting forth, as provided in the 7-Year Notes Indenture, the form and substance of the 7-Year Notes and the terms, provisions and conditions thereof, it is mutually covenanted and agreed, for the benefit of all Holders from time to time of the 7-Year Notes, as follows:

ARTICLE ONE
DEFINITIONS

SECTION 1.1  Definitions.  For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“7-Year Fixed Rate Notes” has the meaning set forth in the second recital of this Second Supplemental Indenture.

“7-Year Floating Rate Notes” has the meaning set forth in the second recital of this Second Supplemental Indenture.

“7-Year Notes” has the meaning set forth in the second recital of this Second Supplemental Indenture.

“7-Year Note Register” means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

“7-Year Notes Reserve Account” has the meaning set forth in Section 5.1.

“10-Year Notes Indenture” means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of                         , among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

“10-Year Notes” means the series of Debt Securities constituting the Step-Up 10-Year Notes issued (or to be issued) pursuant to the 10-Year Notes Indenture.

“10-Year Notes Reserve Account” has the meaning set forth in Section 4.2.

“APE” means an acuerdo preventivo extrajudicial, or Argentine pre-packaged reorganization plan.

“Asset Sale Proceeds Reinvestment” means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

“Bank” has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

“Capital Expenditure” means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

“Excess Cash” means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

“Exchange Agent” means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

“Exchange Date” has the meaning set forth in Section 6.2(a).

“First Annual Transfer Date” has the meaning set forth in Section 4.2.

“Global Notes” has the meaning set forth in Section 3.2(b).

“Interest Payment Date” means (i) in the case of the 7-Year Fixed Rate Notes, in the case of the first interest payment [the date these Notes are delivered or made available to holders pursuant to the Company’s APE], in the case of the second interest payment, [the date that is six months after the Company accepts Eligible Notes upon expiration of the Election Offers, if the Company consummates the transactions contemplated in the APE before such date] and for each interest payment thereafter, [             ] and [             ] of each year, commencing on and (ii) in the case of the 7-Year Floating Rate Notes, each of the dates on which interest is due on the 7-Year Floating Rate Notes as specified in “Interest” in Exhibit C or Exhibit D hereto.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment).  Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Issue Date” means the date of original issuance of the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes, as the case may be.

“Macroeconomic Disruption Event” means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

“Other Additional Amounts” means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in “Other Additional Amounts” in Exhibit C or Exhibit D, hereto.

“Permitted Lien” means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the Section 4.7 of the Indenture, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” or clause (c) of the definition of “Permitted Subsidiary Indebtedness”, provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements,

provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the “Cash Sweep” covenant herein.

“PORTAL” means The PortalSM Market, a subsidiary of The Nasdaq Stock Market, Inc.

“Pro Forma Consolidated Operating Cash Flow” for any period means “Consolidated Operating Cash Flow” for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“Regular Record Date” means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

“Restricted Global Notes” has the meaning set forth in Section 3.2(b).

“Second Annual Transfer Date” has the meaning set forth in Section 4.2.

“Transfer Dates” has the meaning set forth in Section 4.2.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York.

“Unapplied Net Asset Sale Proceeds” means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

“Unrestricted Global Notes” has the meaning set forth in Section 3.2(a).

SECTION 1.2  Certain Conventions.  Unless the context otherwise requires:

(a)           unless defined herein, a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

(b)           a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c)           the singular includes the plural and vice versa;

(d)           a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture; and

(e)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE TWO
7-YEAR NOTE FORMS

SECTION 2.1  Form of 7-Year Notes.

(a)           Each 7-Year Fixed Rate Note shall be substantially in the form set forth in Exhibit A or Exhibit B hereto, as applicable, and contain the terms and provisions provided for therein and incorporated by reference herein which shall for all purposes relevant to the 7-Year Fixed Rate Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture.  If any provision of the 7-Year Notes Indenture limits, qualifies or conflicts with any term or provision of the 7-Year Fixed Rate Notes, such provision in the 7-Year Fixed Rate Notes shall control.

(b)           Each 7-Year Floating Rate Note shall be substantially in the form set forth in Exhibit C or Exhibit D hereto, as applicable, and contain the terms and provisions provided for therein and incorporated by reference herein which shall for all purposes relevant to the 7-Year Floating Rate Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture.  If any provision of the 7-Year Notes Indenture limits, qualifies or conflicts with any term or provision of the 7-Year Floating Rate Notes, such provision in the 7-Year Floating Rate Notes shall control.

SECTION 2.2  Denominations.  Each of the 7-Year Notes shall be issued only in fully registered form, without coupons, in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof.

ARTICLE THREE
THE 7-YEAR NOTES

SECTION 3.1  Maximum Aggregate Principal Amount (if any), Title and Terms.  (a)  The 7-Year Fixed Rate Notes shall constitute a series of Debt Securities that are Public Debt Securities of the Company, having an initial aggregate principal amount of up to U.S.$                ..  Upon receipt of a written order of the Company for the authentication and delivery of the 7-Year Fixed Rate Notes and satisfaction of the requirements of Section 3.2 of the Indenture, the Trustee shall authenticate 7-Year Fixed Rate Notes for original issuance in an aggregate principal amount not to exceed U.S.$                     .

(b)           The 7-Year Floating Rate Notes shall constitute a series of Debt Securities that are Private Notes of the Company, having an aggregate principal amount that is not limited.  Upon receipt of a written order of the Company for the authentication and delivery of the 7-Year Floating Rate Notes and satisfaction of the requirements of Section 3.2 of the Indenture, the Trustee shall authenticate 7-Year Floating Rate Notes for original issuance in an aggregate principal amount set forth in such written order.

(c)           The 7-Year Fixed Rate Notes shall bear interest on the outstanding principal amount from (1) in the case of the first Interest Payment Date, December 10, 2003 until

[the date the Company accepts Eligible Notes upon expiration of the Election Offers], (2) in the case of the second Interest Payment Date, from [the date the Company accepts Eligible Notes upon expiration of the Election Offers] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date for which interest has been paid or duly provided for at an interest rate of 7.0% per annum.  Interest on the 7-Year Fixed Rate Notes will be payable semi-annually in arrears on [           ] and [           ] of each year, commencing                           [on the date these Notes are delivered or made available to holders pursuant to the Company’s APE] to the person in whose name such 7-Year Note (or any predecessor 7-Year Note) is registered at the close of business in The City of New York on the immediately preceding Regular Record Date.

(d)           The 7-Year Floating Rate Notes shall bear interest on the outstanding principal amount as provided under “Interest” in the forms of 7-Year Floating Rate Notes set forth in Exhibit C or Exhibit D hereto, as applicable.  Interest on the 7-Year Floating Rate Notes will be payable to the person whose name such 7-Year Floating Rate Note or (any predecessor Floating Rate Note) is registered at the close of business in The City of New York on the immediately preceding Regular Record Date.

(e)           Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes, as the case may be shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:

	Third Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fourth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fifth Anniversary of the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Sixth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Maturity Date
Percentage/amount of outstanding principal amount payable as of such date	5%	10%	15%	20%	Remaining principal outstanding

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of such 7-Year Fixed Rate Notes or such 7-Year Floating Rate Notes, as the case may be, and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of such 7-Year Fixed Rate Notes or such 7-Year Floating Rate Notes, as the case may be.

(f)            Each 7-Year Note and the Trustee’s certificates of authentication thereon shall be substantially in the forms set forth in Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Second Supplemental Indenture and the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with this Second Supplemental Indenture or the Indenture, as may be required to comply with any applicable law or rule or regulation, this Second Supplemental Indenture, the Indenture, any rule of any securities exchange on which the 7-Year Notes may be listed, or of any Governmental Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such 7-Year Notes, as evidenced by their execution of the 7-Year Notes.

SECTION 3.2  Global Notes in Registered Form.  (a)  7-Year Fixed Rate Notes and 7-Year Floating Rate Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act, in reliance on any exemption available under Section 3 of the Securities Act, or pursuant to an effective registration statement shall be issued initially in the form of one or more permanent global 7-Year Notes in fully registered form without interest coupons substantially in the form of Exhibit A and Exhibit C hereto, respectively, with such applicable legends as are provided in Exhibit A or Exhibit C hereto, as the case may be (the “Unrestricted Global Notes”), which shall be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC.

(b)           7-Year Fixed Rate Notes and 7-Year Floating Rate Notes sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global 7-Year Notes in fully registered form without interest coupons substantially in the form of Exhibit B and Exhibit D hereto, respectively (the “Restricted Global Notes,” and together with the Unrestricted Global Notes, the “Global Notes”), and will be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC.  The Restricted Global Notes (and any certificated 7-Year Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the 7-Year Notes Indenture and shall bear the legend regarding such restrictions set forth in Exhibit B or Exhibit D, as the case may be.  Application shall be made to make the Restricted Global Notes eligible for trading in PORTAL.

(c)           As described in the 7-Year Notes Indenture, owners of beneficial interests in an Unrestricted Global Note or a Restricted Global Note may receive physical delivery of certificated 7-Year Notes only in the limited circumstances described therein.  The 7-Year Notes are not issuable in bearer form.

SECTION 3.3  Exchanges.  (a)  In the event that a Global Note is exchanged for certificated 7-Year Notes pursuant to Section 3.6(b) of the Indenture, such 7-Year Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (vii) of Section 3.9(b) of the Indenture (including the certification requirements intended to ensure that such transfers comply with Rule 144A or

Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b)           If 7-Year Notes are issued upon the registration of, transfer, exchange or replacement of 7-Year Notes bearing the restricted securities legend set forth in Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, or if a request is made to remove such restricted securities legend on the 7-Year Notes, the 7-Year Notes so issued shall bear the restricted securities legend, or the restricted securities legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof will not violate the registration and prospectus delivery requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver 7-Year Notes that do not bear the legend.

SECTION 3.4  Further Issues of 7-Year Notes.  The Company may from time to time without the consent of the Holders create and issue further notes, bonds or debentures having the same terms and conditions as the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes in all respects (or in all respects except for payment of interest scheduled and paid prior to such time), so that such further issue may be consolidated and form a single series with the outstanding 7-Year Fixed Rate Notes or 7-Year Floating Rate Notes, as the case may be.

SECTION 3.5  Waiver and Release.  As part of the consideration for issuance of the 7-Year Notes, each Holder of 7-Year Notes, by accepting the 7-Year Notes, waives any rights that it may have pursuant to Argentine law to claw back (acción revocatoria) or bring action against any director of the Company (acción de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash option under the Company’s APE.

ARTICLE FOUR
COVENANTS

SECTION 4.1  Payment of Principal, Premium, if any, and Interest.  Principal of, premium, if any, and interest on the 7-Year Fixed Rate Notes and on the 7-Year Floating Rate Notes will be payable at such time as such payments are due, and the transfer of 7-Year Notes will be registrable, at the office of the Paying Agent maintained for such purpose in the Borough of Manhattan, The City of New York, which will initially be the office of the Trustee, and at the office of each Paying Agent or Transfer Agent, as applicable.

SECTION 4.2  Reserve Accounts.  So long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the “Reserve Accounts”) to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due (including additional amounts) within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the “First Annual Transfer Date”) and November 15th (the “Second Annual

Transfer Date” and, together with the First Annual Transfer Date, the “Transfer Dates”) of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the “7-Year Notes Reserve Account”) shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the “10-Year Notes Reserve Account”) shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon.  Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date.  In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.  In the event that the Company consummates the transactions contemplated in the APE on the date that is after March 31 or September 30, as applicable, the amount of Excess Cash required to be transferred on the first Transfer Date after the issuance of the 7-Year Notes will be reduced by an amount equal to all cash payments the Company is required to make in connection with or in contemplation of that closing.

SECTION 4.3  Cash Sweep.  (a)  So long as any of the 7-Year Notes shall remain Outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Section 4.2) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies) the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company’s independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes.  Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment).  In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

(b)           The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days’ irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

SECTION 4.4  Limitation on Capital Expenditures.  (a)  So long as any of the 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company will not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

(A)          U.S.$15 million for every six months starting with the six-month period ending June 30, 2005 through the maturity date of the 7-Year Notes;

and

(B)           in each of the periods, the unused portion of Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

(b)           For the avoidance of doubt, nothing in this Section 4.4 is intended or shall be read to prevent the Company or any of its Subsidiaries from merging with or into any other Person provided that such merger satisfies the conditions set forth in Section 4.17 of the Indenture.

SECTION 4.5  Limitation on Interest Expense.  At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary] of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

SECTION 4.6  Limitation on Repurchase of 7-Year Notes and 10-Year Notes.  So long as any 7-Year Notes shall remain Outstanding, the Company will not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the first Transfer Date following the issuance of the 7-Year Notes and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

SECTION 4.7  Maximum Total Consolidated Indebtedness.  So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

SECTION 4.8  Limitation on Transactions with Shareholders and Affiliates. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 4.10  Limitation on Transactions with Shareholders and Affiliates. Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, “Related Persons” and each, a “Related Person”), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.”

SECTION 4.9  Limitation on Restricted Payments.  So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, or make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

SECTION 4.10  Limitation on Asset Sales.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 4.13  Limitation on Asset Sales.  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.”

SECTION 4.11  Consolidation, Merger and Sale of Assets.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 4.17 of the Indenture is hereby amended to read in its entirety as follows:

“Section 4.17  Consolidation, Merger and Sale of Assets.  Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company’s line of business or in a business or activities ancillary to the Company’s line of business, or reasonably related therewith (including, but not limited to programming, multi-channel multi-point distribution system (“MMDS”), broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services,

AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company’s line of business in Argentina), and (C) (1) the weighted average life of the Company’s (or the surviving Person’s) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) five years and (y) the weighted average life of the Company’s consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the “Limitation on Indebtedness” covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.”

ARTICLE FIVE
7-YEAR NOTES RESERVE ACCOUNT

SECTION 5.1  Grant of Security Interest.  (a)  As collateral security for the full and prompt payment or performance when due of all of the interest and principal obligations of the Company on each Interest Payment Date for the 7-Year Notes, the Company will establish with the Bank an account (the “7-Year Notes Reserve Account”) and hereby grants to the Trustee a continuing first-priority Lien (which constitutes a Permitted Lien) upon and security interest in, and pledges and assigns to the Trustee all of the right, title and interest in and to the 7-Year Notes Reserve Account and all proceeds, income, and profits thereof.  Until the satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes pursuant to Article 11 of the Indenture, the 7-Year Notes Reserve Account shall be maintained with and managed by the Bank, and the Bank shall act with respect thereto only in accordance with this Second Supplemental Indenture.

SECTION 5.2  Terms of 7-Year Notes Reserve Account.  (a)  Until satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes pursuant to Article 11 of the Indenture, a 7-Year Notes Reserve Account established by the Company with the Bank shall be held in the name “Multicanal S.A.”, subject to the lien and security interest in favor of Law Debenture Trust Company of New York, as “Trustee” for the 7-Year Notes” (or in the event a successor Trustee is appointed under the 7-Year Notes Indenture, a similar account shall be established consistently showing the name of such Trustee), which account shall be under the sole control of the Trustee in accordance with this Second Supplemental Indenture.  The Bank shall at all times listen to instructions (within the meaning of 9-104 of the UCC) or entitlement orders (within the meaning of 8-106 of the UCC) without further consent of the Company.

(b)           The Company shall have no right under the terms of the 7-Year Notes Reserve Account, so long as any 7-Year Note is Outstanding, to withdraw or instruct any Person to withdraw on its behalf any money from the 7-Year Notes Reserve Account.  No passbook, certificate of deposit or other similar instrument evidencing the 7-Year Notes Reserve Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the 7-Year Notes Reserve Account.  All right, title and interest in and to any proceeds, income and profits of the 7-Year Notes Reserve Account shall vest in the Trustee and shall constitute part of the Reserve Account.  The Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of any deposit as aforesaid a first-priority Lien (subject to Permitted Liens) on such deposit for the benefit of the Trustee.  The Company shall have no obligation under the 10-Year Notes Indenture to transfer or deposit any amounts into the 10-Year Notes Reserve Account.

(c)           The Bank shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the 7-Year Notes Reserve Account to satisfy obligations of the Company to the Trustee.

(d)           The Bank shall hold monies deposited in the 7-Year Notes Reserve Account in trust for and shall not commingle such amounts with any other amounts held on behalf of the Trustee or any other Person.

(e)           The 7-Year Notes Reserve Account shall be a non-interest-bearing trust account of the type customarily maintained by the Bank for institutional customers.  Such funds shall be invested at the written direction of the Company in Cash Equivalents.  The Trustee shall not have any responsibility to the Company or the Holders of the 7-Year Notes for any losses arising in respect of such investments of the amounts on deposit in the 7-Year Notes Reserve Account, except to the extent that such loss or liability arises from the Trustee’s negligence or willful misconduct.

SECTION 5.3  Release of Monies from 7-Year Notes Reserve Account.  (a)  To the extent that monies in the 7-Year Notes Reserve Account exceed an amount equal to the next 12 months of interest and principal payments on the 7-Year Notes and so long as no Event of Default has occurred and is continuing, the Trustee shall release such monies to the Company in accordance with the Company’s instructions to the Trustee specified in an Officers’ Certificate.

(b)           To the extent that any monies in the 7-Year Notes Reserve Account remain following the satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes, the Trustee shall release such monies to the Company in accordance with the Company’s instructions to the Trustee specified in an Officers’ Certificate.

(c)           In the event the Company fails to make an interest payment (in part or in full) on the 7-Year Notes as required herein, the Trustee shall apply any monies held by it in the 7-Year Notes Reserve Account to the satisfaction of such unpaid interest obligations.  Such application by the Trustee will not give rise to an Event of Default under the 7-Year Notes.

(d)           If an Event of Default has occurred and is continuing under the 7-Year Notes, the Trustee shall apply any monies held by it in the 7-Year Notes Reserve Account to the satisfaction of any unpaid interest and principal obligations of the Company under the 7-Year Notes.

SECTION 5.4  Representation, Warranties and Covenants Specific to 7-Year Notes Reserve Account.  The Company represents, warrants and covenants that the Lien on the 7-Year Notes Reserve Account granted pursuant to Section 5.1 will be a valid, binding and enforceable Lien and security interest, securing the Company’s interest and principal obligations on each Interest Payment Date for the 7-Year Notes, ranking prior and superior to all other Liens thereon (other than Permitted Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-priority Lien (subject to Permitted Liens) in the 7-Year Notes Reserve Account, and to allow the Trustee to exercise its rights, remedies, power and privileges to or with respect to the 7-Year Notes Reserve Account.  The Company represents and warrants that as of the date of the establishment of the 7-Year Notes Reserve Account, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-priority of such Lien (subject to Permitted Liens) and security interest will have been duly made or taken.  The Company agrees that at any time upon the reasonable request of the Trustee, the Company will, at the Company’s sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

ARTICLE SIX
EXCHANGE OF 7-YEAR FLOATING RATE NOTES

SECTION 6.1  Exchange Right.  (a)  Each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to pay any Other Additional Amounts (as defined in the 7-Year Floating Rate Notes) incurred as a result of such exchange.

(b)           Upon any exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes, as described in Section 6.1(a), the outstanding aggregate principal amount of 7-Year Floating Rate Notes shall be irrevocably reduced by the principal amount of any 7-Year Floating Rate Notes so exchanged.

SECTION 6.2  Exchange Procedures.  (a)  To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form included in the form of 7-Year Floating Rate Notes set forth in Exhibit C and Exhibit D, as the case may be, hereto and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment.  The date on which the Holder satisfies all of those requirements is the “Exchange Date”.

(b)           Immediately following the deposit of a 7-Year Floating Rate Note and exchange notice and payment by the exchanging Holder of any required amount in accordance with Section 6.2, the Exchange Agent shall (i) verify that the exchange notice has been duly completed in accordance with its terms and purports to have been signed by or on behalf of the Holder of such 7-Year Floating Rate Note named therein and (ii) set out in the exchange notice the deposit date and the Exchange Date in respect of the deposited Floating Rate Note.  The Exchange Agent shall reject such deposited 7-Year Floating Rate Note if the exchange notice in respect of which has not been duly completed in accordance with its terms or does not purport to have been signed by or on behalf of the Holder of such 7-Year Floating Rate Note named therein.  The Exchange Agent shall send by facsimile to the Company a copy of the exchange notice as soon as practicable, but in any event no later than two Business Days, following such verification, and shall send by post, to the Company the original exchange notice as soon as practicable following any such request by the Company in writing.  On deposit of a 7-Year Floating Rate Note and an exchange notice (and payment by an exchanging Holder of any required amount in accordance with Section 6.1), the 7-Year Floating Rate Note and the exchange notice so deposited and any relevant amounts shall be deemed to be held by the Exchange Agent as the agent of the Company.

(c)           The Company shall issue and deliver the 7-Year Fixed Rate Notes arising from the exchange of the 7-Year Floating Rate Notes in accordance with the instructions as set out in the exchange notice as soon as practicable, and in any event not later than 14 days, after the Exchange Date (or such longer period as may be required to comply with any applicable laws or regulations).  The Registrar will register the Person designated for the purpose in the Exchange Notice as Holder of the 7-Year Fixed Rate Notes in the 7-Year Note Register, and such Person specified for that purpose shall become Holders of such 7-Year Fixed Rate Notes with effect from the date such Person is registered as such in the 7-Year Note Register (the “Registration Date”).

(d)           If the record date for the payment of any interest, principal or premium or Additional Amounts, if any, in respect of the 7-Year Fixed Rate Notes is on or after the Exchange Date in respect of the 7-Year Floating Rate Notes exchanged, but before the Registration Date, the Company shall pay to the exchanging Holder an amount equal to any such payment to which such Holder would have been entitled had such Holder on that record date been such a holder of record of such 7-Year Fixed Rate Notes issued upon exchange.

ARTICLE SEVEN
OTHER AMENDMENTS

SECTION 7.1  Events of Default Defined; Acceleration of Maturity.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.1 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 6.1  Events of Default Defined; Acceleration of Maturity.  “Event of Default”, wherever used herein with respect to the 7-Year Notes, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the Company shall fail to pay the principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise; or

(b)           the Company shall fail to pay interest or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days; or

(c)           the Company shall fail to perform or comply with the provisions contained in Sections 4.3 or 4.11 of the Second Supplemental Indenture, or for a period of 30 consecutive days after the occurrence of such failure, Sections 4.5 or 4.7 of the Second Supplemental Indenture or Section 4.6 of the Indenture; or

(d)           the Company shall fail to perform or breach any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b), and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding; or

(e)           there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable; or

(f)            one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under any of the 7-Year Notes; or

(h)           the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes); or

(i)            the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debt generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing; or

(j)            an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization (“concurso preventivo” or “concordato”), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

(k)           it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding.”

SECTION 7.2  Acceleration of Maturity; Rescission and Annulment.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.2 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 6.2  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in paragraph (i) or paragraph (j) in Section 6.1 of the Indenture that occurs with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the 7-Year Notes at the time Outstanding may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders (the “Acceleration Notice”)), and upon any such declaration 100% of the principal amount thereof and any accrued and unpaid interest thereon shall become immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in paragraph (e) in Section 6.1 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to paragraph (e) in Section 6.1 of the Indenture shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in paragraphs (i) or (j) in Section 6.1 of the Indenture occurs with respect to the Company, the 7-Year Notes then Outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to 7-Year Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section 6.2 of the Indenture provided, a decision made by the affirmative vote of the Holders of at least a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding may, by written notice to the Company and to the Trustee, rescind and annul such declaration and its consequences if:

(a)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i)            all overdue interest on all Outstanding 7-Year Notes,

(ii)           the principal of, premium, if any, on or Additional Amounts, if any, on any 7-Year Notes which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such 7-Year Notes,

(iii)          interest upon overdue interest at the rate provided by such 7-Year Notes, and

(iv)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)           all existing Events of Default with respect to 7-Year Notes, other than the non-payment of the principal of or premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on 7-Year Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.10 of the Indenture; and

(c)           the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any 7-Year Note, the case may be.  The right of any individual Holder to initiate such action against the Company in connection with any 7-Year Note that is a Public Debt Security complies with Article 29 of the Negotiable Obligations Law.”

SECTION 7.3  Limitation of Suits by Holders.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.6 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 6.6  Limitations on Suits by Holders.  Except as provided in Section 6.2 of the Indenture, no Holder of any 7-Year Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the 7-Year Notes

Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the 7-Year Notes;

(b)           the Holders of at least 25% in aggregate principal amount at maturity of the 7-Year Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity satisfactory to such Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the 7-Year Notes Indenture to affect, disturb or prejudice the rights of any other Holders of the 7-Year Notes, or to obtain or to seek to obtain priority or preference over any other Holders of the 7-Year Notes or to enforce any right under the 7-Year Notes Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the 7-Year Notes.”

SECTION 7.4  Undertaking for Costs.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.12 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 6.12  Undertaking for Costs.  All parties to the 7-Year Notes Indenture agree, and each Holder of any 7-Year Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.12 of the Indenture shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding 7-Year Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note on or after its Stated Maturity.”

SECTION 7.5  Certain Rights of the Trustee.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 7.2(f) of the Indenture is hereby amended to read in its entirety as follows:

“(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than 51% in aggregate principal amount of the 7-Year Notes at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require a reasonable cash indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;”

SECTION 7.6  Supplemental Indentures with Vote of Holders.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 9.2 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 9.2  Supplemental Indentures with Vote of Holders.  With the affirmative vote of the Holders of not less than 51% in aggregate principal amount of the Outstanding 7-Year Notes present or represented at a meeting of such Holders at which a quorum is present, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 7-Year Notes Indenture which affect the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes or of modifying in any manner the rights of the Holders of the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes under the 7-Year Notes Indenture; provided, however, that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of the 7-Year Notes affected thereby:

(a)           change the Stated Maturity of the principal of, or any installment of interest on, any 7-Year Note, or reduce the principal amount thereof, premium, if any, thereon or the rate of interest thereon or the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon);

(b)           change the place of payment where, or the coin or currency in which, the principal of or premium, if any, or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

(c)           impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(d)           reduce the percentage in principal amount of the Outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding 7-Year Notes, the Holders of which are entitled to request the calling of a meeting of Holders; or

(e)           modifying the percentage in principal amount of the Outstanding 7-Year Notes the consent of the Holders of which is required to waive a past Default or Event of Default.

A supplemental indenture which changes or eliminates any covenant or other provision of the 7-Year Notes Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the 7-Year Notes Indenture of the Holders of Debt Securities of any other series.

It shall not be necessary for the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders shall approve the substance thereof.”

SECTION 7.7  Meetings of Holders; Modification and Waiver.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 9.7 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 9.7  Meetings of Holders; Modification and Waiver.  (a)  The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders of the 7-Year Notes at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders.  With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication.  Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities.  If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend)

shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletín Oficial de la República (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and in accordance with Section 12.4 of the Indenture and any publication of such notice shall be for five consecutive Business Days in each place of publication.

(b)           Any Holder may attend the meeting in person or by proxy.  Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies.  Holders of 7-Year Notes who intend to attend a meeting of Holders of 7-Year Notes must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.  The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company’s knowledge, as to the Notes held by any Affiliate of the Company.

(c)           Except as specified in Section 6.2 hereof, decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under Section 6.1 of the Indenture shall be required to take the actions specified in such Section; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

(i)            changing the Stated Maturity of the principal of, or any installment of interest on any 7-Year Note, or reducing the principal amount thereof or premium, if any, or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

(ii)           changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7-Year Floating Rate Note) is payable;

(iii)          impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)          reducing the percentage in principal amount of the Outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding 7-Year Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

(v)           modifying the percentage in principal amount of the Outstanding 7-Year Notes, the consent of the Holders of which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)           Meetings of the Holders of 7-Year Notes shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”).  All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting.  The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

(i)            the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time Outstanding; and

(ii)           the quorum for meetings called to adopt a resolution by which Holders consent to any waiver under the 7-Year Notes or hereunder, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture, shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time Outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time Outstanding.

(e)           Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

(i)            to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

(ii)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(iii)          to secure the 7-Year Notes; or

(iv)          to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

(v)           to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

(vi)          to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

(vii)         to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

(viii)        to increase the aggregate principal amount of Public Debt Securities at any time outstanding under the 7-Year Notes Indenture.

No reference herein and no provision of any of the 7-Year Notes or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts thereon, if any) on such 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.

ARTICLE EIGHT
MISCELLANEOUS

SECTION 8.1  Supplemental Indenture.  Under this Second Supplemental Indenture and in accordance with the terms and provisions of the 7-Year Notes, the Indenture, as supplemented by and, in the case of Sections 1.1, 2.1, 2.2, 3.1, 3.6(b), 3.9(b)(viii), 3.9(c), 4.1, 4.10, 4.13, 4.17, 6.1, 6.2, 6.6, 6.12, 7.2(f), 7.6, 9.2 and 9.7 of the Indenture, as amended by Sections 1.1, 2.1, 2.2, 3.1, 3.2, 3.3(a), 3.3(b), 4.1, 4.8, 4.10, 4.11, 7.1, 7.2, 7.3, 7.4, 7.5, 8.3, 7.6 and 7.7, respectively, of this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 8.2  Responsibility of the Trustee.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 8.3  Compensation and Indemnification of Trustee and Its Prior Claim.  For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 7.6 of the Indenture is hereby amended to read in its entirety as follows:

“SECTION 7.6  Compensation and Indemnification of Trustee and Its Prior Claim.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.  The Company also covenants to indemnify the Trustee, the Registrar, their agents, officers and directors, and each predecessor Trustee for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the costs and expenses of defending itself against or investigating any claim of liability in the premises.  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.1(i) and 6.1(j) of the Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under any bankruptcy law for the relief of debtors.  The obligations of the Company under this Section to compensate and indemnify the Trustee, the Registrar, their agents, officers and employees and each predecessor Trustee and to pay or reimburse the Trustee, its agents, officers and employees and each predecessor Trustee for expenses, disbursements and advances with respect to any series of Debt Securities shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  Such additional indebtedness shall be a senior claim to that of the Debt Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities of such series.”

SECTION 8.4  Governing Law.  The Negotiable Obligations Law governs the requirements for the 7-Year Notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV.  All other matters in respect of the 7-Year Notes and this Second Supplemental Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with, the laws of the State of New York, United States.

SECTION 8.5  Separability.  In case any one or more of the provisions contained in this Second Supplemental Indenture or in the 7-Year Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the 7-Year Notes, but this Second Supplemental Indenture and the 7-Year Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 8.6  Counterparts.  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument, and all signatures need not appear on any one counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first above written.

MULTICANAL S.A.

By:
Name:
Title:

By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY
OF NEW YORK,
Trustee, Principal Paying Agent and
Co-Registrar

By:
Name:
Title:

HSBC Bank Argentina S.A.,
Registrar and Paying Agent

By:
Name:
Title:

EXHIBIT A
FORM OF UNRESTRICTED GLOBAL NOTE (7-Year Fixed Rate Notes)*

UNLESS THIS 7% NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, BANKING”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY 7% NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

* Appropriate adjustments to be made if Note is issued in certificated form.

MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE LAWS OF THE
REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY
OF COMMERCE ON JULY 26, 1991 UNDER NUMBER 5225, BOOK 109 OF
VOLUME “A” OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057
(C1431DPM) BUENOS AIRES, ARGENTINA)

7-YEAR FIXED RATE NOTES

No. S-	$
CUSIP No.
ISIN No.
Common Code No.

Multicanal S.A., a sociedad anónima duly organized and existing under the laws of Argentina (the “Company”), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in “Principal” on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date the Company accepts Eligible Notes upon expiration of the Election Offers], (2) in the case of the second Interest Payment Date, from [the date the Company accepts Eligible Notes upon expiration of the Election Offers] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [    ] and [      ] of each year, commencing [               ], [2005] [on the date these Notes are delivered or made available to holders pursuant to the Company’s APE], at a rate of 7.0% per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the 7-Year Notes Indenture.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day), immediately preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the 7-Year Fixed Rate Notes, may be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to

* Appropriate adjustments to be made if Note is issued in certificated form.

Holders of 7-Year Fixed Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Fixed Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

The principal of, premium, if any, on and interest on this 7-Year Note shall be payable, and the transfer of this 7-Year Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company.  The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Fixed Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Fixed Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Fixed Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

Interest on the 7-Year Fixed Rate Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This 7-Year Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [               ].

Reference is hereby made to the further provisions of this 7-Year Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MULTICANAL S.A.

By
Name:
Title:

By
Name:
Title:

[REVERSE OF 7-YEAR FIXED RATE NOTE]

7-YEAR FIXED RATE NOTES

This 7-Year Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Fixed Rate Notes due [2012], initially limited in aggregate principal amount to U.S.$[ ] (the “7-Year Fixed Rate Notes” and each, a “7-Year Note”), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [         ], [2005] (the “Indenture”), as supplemented and amended by a second supplemental indenture, dated as of [              ], [2005] (the “Second Supplemental Indenture” and, together with the Indenture, the “7-Year Notes Indenture”), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.  Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Fixed Rate Notes and of the terms upon which the 7-Year Fixed Rate Notes are, and are to be, authenticated and delivered.  The terms of the 7-Year Fixed Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “Trust Indenture Act”).  The 7-Year Fixed Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

The Indebtedness evidenced by the 7-Year Fixed Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves.  The payment obligations of the Company under the 7-Year Fixed Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.

Form, Denomination and Registration

The 7-Year Fixed Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note.  No service charge shall be made for any registration of transfer or exchange of 7-Year Fixed Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Principal

Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes shall be due and payable in installments on the following [Interest Payment Dates] and in the following percentages or amount:

	Third Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fourth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fifth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Sixth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Maturity Date
Percentage/amount of outstanding principal amount payable as of such date	5%	10%	15%	20%	Remaining principal outstanding

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Fixed Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Fixed Rate Notes.

Payment; Paying Agents and Transfer Agent

The principal of, premium, if any, on and interest on the Registered 7-Year Fixed Rate Notes shall be payable, and the transfer of such Registered 7-Year Fixed Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Fixed Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company.  Payments with respect to principal of the 7-Year Fixed Rate Notes will be made only against surrender of such 7-Year Fixed Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina.  Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the 7-Year Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If any payment on a 7-Year Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Payments of Additional Amounts

All payments by the Company in respect of the 7-Year Fixed Rate Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax (“Taxes”) unless such withholding or deduction is required by law.  If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company on the Holder’s 7-Year Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such 7-Year Note.  The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such 7-Year Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such 7-Year Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such 7-Year Note had been the Holder of the 7-Year Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a 7-Year Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such 7-Year Note.

Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this 7-Year Note.

Redemption for Tax Reasons

If at any time subsequent to the issuance of the 7-Year Fixed Rate Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the 7-Year Fixed Rate Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 7-Year Notes Indenture or the 7-Year Fixed Rate Notes), then the 7-Year Fixed Rate Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days’ notice given to the Holders of 7-Year Fixed Rate Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

In order to effect a redemption of the 7-Year Fixed Rate Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty.  Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein.  No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 7-Year Fixed Rate Notes then due.  The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption.  The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.

Purchase by the Company

Subject to the “Limitation on Repurchase of 7-Year Notes and 10-Year Notes” covenant, Company may at any time purchase 7-Year Fixed Rate Notes in the open market or by tender or private agreement at any price.  All 7-Year Fixed Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants

1.                                       Limitation on Indebtedness.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

The foregoing limitations on the Incurrence of Indebtedness will not apply to:

(i)                                     the Incurrence by the Company of Permitted Indebtedness;

(ii)                                  the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

(iii)                               the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

(iv)                              the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

2.                                       Maximum Total Consolidated Indebtedness.

So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

3.                                       Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture.  Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the “Limitation on Asset Sales” covenant.

4.                                       Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors’ qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the “Limitation on Asset Sales” covenant.

5.                                       Limitation on Issuances of Guarantees by Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company (“Guaranteed Indebtedness”), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a “Subsidiary Guarantee”) of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any

Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.  If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee.  If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each of its Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the “Limitation on Asset Sales” covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

6.                                       Limitation on Transactions with Shareholders and Affiliates

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, “Related Persons” and each, a “Related Person”), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

7.                                       Limitation on Liens

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

8.                                       Limitations on Sale and Leaseback Transactions

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:  (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the “Limitation on Asset Sales” covenant.

For purposes of the preceding paragraph, “Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

9.                                       Limitation on Asset Sales

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

10.                                 Reports to Holders

Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

(a)                                  (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

(b)                                 such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

(c)                                  written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

(d)                                 written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company’s and its Subsidiaries’ performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

11.                                 Consolidation, Merger and Sale of Assets

Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company’s line of business or in a business or activities ancillary to the Company’s line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company’s line of business in Argentina), and (C) (1) the weighted average life of the Company’s (or the surviving Person’s) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) five years and (y) the weighted average life of the Company’s consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the “Limitation on Indebtedness” covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

12.                                 Reserve Accounts

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the “Reserve Accounts”) to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due (including additional amounts) within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the “First Annual Transfer Date”) and November 15th (the “Second Annual Transfer Date” and, together with the First Annual Transfer Date, the “Transfer Dates”) of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the “7-Year Notes Reserve Account”) shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the “10-Year Notes Reserve Account”) shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon.  Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date.  The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes.  In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la

República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.  In the event that the Company consummates the transactions contemplated in the APE on the date that is after March 31 or September 30, as applicable, the amount of Excess Cash required to be transferred on the first Transfer Date after the issuance of the 7-Year Notes will be reduced by an amount equal to all cash payments the Company is required to make in connection with or in contemplation of that closing.

13.                                 Cash Sweep

Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company’s independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes.  Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment).  In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days’ irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

14.                                 Limitation on Capital Expenditures

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

(A) U.S.$15 million for every six months starting with the six-month period ending June 30, 2005 through the maturity date of the 7-Year Notes;

and

(B) in each of the periods, the unused portion of Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

15.                                 Limitation on Interest Expense

At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary] of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

16.                                 Limitation on Repurchase of 7-Year Notes and 10-Year Notes

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the first Transfer Date following the issuance of the 7-Year Notes and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

17.                                 Limitation on Restricted Payments

So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

Events of Default

The following events will be each defined as an “Event of Default” for the 7-Year Notes Indenture:

(a)                                  failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

(b)                                 failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

(c)                                  failure to perform or comply with the “Consolidation, Merger and Sale of Assets” covenant, the “Cash Sweep” covenant, or for a period of 30 consecutive days after the occurrence of such failure, the “Maximum Total Consolidated Indebtedness” covenant, the “Limitation on Indebtedness” covenant, or the “Limitation on Interest Expense” covenant;

(d)                                 failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

(e)                                  the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

(f)                                    one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

(g)                                 any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

(h)                                 the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

(i)                                     the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

(j)                                     an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization (“concurso preventivo” or “concordato”), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

(k)                                  it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration.  Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture.  However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes.  A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless:  (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request.  However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.

Meetings of Holders; Modification and Waiver

(a)                                  The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders.  With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication.  Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities.  If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletín Oficial de la República (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

(b)                                 Any Holder may attend the meeting in person or by proxy.  Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies.  Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.  The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company’s knowledge, as to the Notes held by any Affiliate of the Company.

(c)                                  Except as specified in “Acceleration of Maturity; Rescission and Annulment,” decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

(i)                                     changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

(ii)                                  changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

(iii)                               impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)                              reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

(v)                                 modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)                                 Meetings of the Holders of 7-Year Notes shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”).  All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting.  The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

(i)                                     the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

(ii)                                  the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

(e)                                  Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

(ii)                                  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(iii)                               to secure the 7-Year Notes; or

(iv)                              to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

(v)                                 to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

(vi)                              to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

(vii)                           to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

(viii)                        to increase the aggregate principal amount of Public Debt Securities at any time outstanding under the 7-Year Notes Indenture.

No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.

Notices

Notices to Holders of Registered 7-Year Fixed Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Fixed Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina.  Any notice so mailed shall be deemed to have been given on the date of such mailing.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Fixed Rate Notes.  Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.

Discharge and Defeasance

Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Fixed Rate Notes (“defeasance”).  In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Fixed Rate Notes and to have satisfied all of its obligations under such 7-Year Fixed Rate Notes except for (i) the rights of Holders of such 7-Year Fixed Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Fixed Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Fixed Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Fixed Rate Notes, (iv) the Company’s obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture (“covenant defeasance”).  Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

(a)                                  the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Fixed Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this 7-Year Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Fixed Rate Notes are being defeased to maturity or to a particular Redemption Date;

(b)                                 in the case of an election fully to defease the 7-Year Fixed Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)                                  in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)                                 the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the 7-Year Fixed Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(e)                                  no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of “Events of Default”, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(f)                                    such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

(g)                                 such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

(h)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(i)                                     such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Fixed Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.

No Personal Liability of Incorporators, Shareholders, Officers, Board of Directors Members or Employees

The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Fixed Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof.  Each Holder, by accepting the 7-Year Fixed Rate Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 7-Year Fixed Rate Notes.  Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release

As part of the consideration for issuance of the 7-Year Fixed Rate Notes, each Holder of 7-Year Fixed Rate Notes, by accepting the 7-Year Fixed Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (acción revocatoria) or bring action against any director of the Company (acción de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of consummation of the cash option under the Company’s APE.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the 7-Year Fixed Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the

Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Fixed Rate Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV.  All other matters in respect of the 7-Year Fixed Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture.  Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note may be instituted in any competent court in Argentina.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process.  The Company represents and warrants that CT Corporation System has agreed to act as the Company’s agent for service of process.  The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  If CT Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment.  With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity

The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this 7-Year Note.  Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Fixed Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any 7-Year Note, the Company shall indemnify such recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Fixed Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Note or any other judgment or order.

Defined Terms

“7-Year Floating Rate Notes” means the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes issued (or to be issued) pursuant to the 7-Year Notes Indenture.

“7-Year Note Register” means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

“7-Year Notes” means both the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] and the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

“10-Year Notes Indenture” means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [    ], [2005], among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

“10-Year Notes” means the series of Debt Securities known as the Company’s Step-Up 10-Year Notes issued (or to be issued) pursuant to the 10-Year Notes Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

“Annualized Pro Forma Consolidated Operating Cash Flow” means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four.  For purposes of calculating “Consolidated Operating Cash Flow” for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Operating Cash Flow” shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“APE” means an acuerdo preventivo extrajudicial, or Argentine pre-packaged reorganization plan.

“Argentina” means the Republic of Argentina.

“Argentine Government” means the government of Argentina.

“Asset Acquisition” means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Sale” means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any

Subsidiary of the Company (other than directors’ qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the “Consolidation, Merger and Sale of Assets” covenant hereof; provided, however that the term “Asset Sale” shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

“Asset Sale Proceeds Reinvestment” means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

“Cable/Telecommunications Business” means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

“Capital Expenditure” means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease” means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and “Capitalized Lease Obligation” is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

“Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Francés - BBVA, Banco Río de la Plata S.A, Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least “A-1” by Standard & Poor’s Corporation or “P-1” by Moody’s Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition and (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme (formerly known as Cedelbank), and its successors.

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Co-Registrar” shall mean such successor Co-Registrar.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

“Consolidated Income Tax Expense” means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Worth” means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

“Consolidated Operating Cash Flow” means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“Corporate Trust Office” means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

“Corporation” means a sociedad anónima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

“DTC” means The Depository Trust Company and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Event of Default” means any of the events specified in “Events of Default” herein.

“Excess Cash” means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers’ Certificate delivered to the Trustee at its request.

“GAAP” means generally accepted accounting principles in effect in Argentina as of the date of determination.

“Global Note” means a 7-Year Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Fixed Rate Notes represented thereby.

“Governmental Agency” means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person obligated under a Guarantee.

“Holder” means a Person in whose name a 7-Year Note or a 7-Year Note, as the case may be, is registered in the 7-Year Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Floating Rate Notes.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.  The term “Incurrence” used as a noun has a corresponding meaning.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Payment Date” means in the case of the first interest payment [the date these Notes are delivered or made available to holders pursuant to the Company’s APE], in the case of the second interest payment, [the date that is six months after the Company accepts Eligible Notes upon expiration of the Election Offers, if the Company consummates the transactions contemplated in the APE before such date] and for each interest payment thereafter, [     ] and [     ] of each year, commencing on [    ], [2005].

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment).  Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Issue Date” means the original date of issuance and purchase of the 7-Year Fixed Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate, or indenture supplemental hereto with respect thereto.

“Lien” means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Macroeconomic Disruption Event” means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

“Material Adverse Effect” means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

“Maturity”, when used with respect to any 7-Year Note, means the date on which the principal of such 7-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate or the indenture supplemental hereto with respect thereto.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

“Officers’ Certificate” means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

“Outstanding” means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

(i)            7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to “Discharge and Defeasance” herein; and

(iv)          7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

“pari passu” means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

“Participant” means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Paying Agent” means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

“Permitted Indebtedness” means the following indebtedness (each of which shall be given independent effect) of the Company:

(a)  Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

(b)  Indebtedness of the Company outstanding on the Issue Date;

(c)  Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (c)

to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company to any person other than the Company or another Subsidiary;

(d)  Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the “Limitation on Indebtedness” covenant);

(e)  Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

(f)  Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

(g)  Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause (g) of this definition or the proviso to the first sentence of the “Limitation on Indebtedness” covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Lien” means (i) Liens on the 7-Year Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” or clause (c) of the definition of “Permitted Subsidiary Indebtedness”, provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the “Cash Sweep” covenant herein.

“Permitted Subsidiary Indebtedness” means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

(a)  Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

(b)  Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the “Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries” covenant herein; and

(c)  Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

“Person” means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor 7-Year Note” of any particular 7-Year Note means every previous 7-Year Note evidencing all or a portion of the same debt as that evidenced by such particular 7-Year Note; and, for the purposes of this definition, any 7-Year Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 7-Year Note.

“Pro Forma Consolidated Operating Cash Flow” for any period means “Consolidated Operating Cash Flow” for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“Redemption Date” means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

“Registered 7-Year Fixed Rate Notes” means any 7-Year Note registered in the 7-Year Note Register.

“Registrar” means HSBC Bank Argentina S.A, until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter “Registrar” shall mean such successor Registrar.

“Regular Record Date” means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

“Subsidiary” means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Total Consolidated Indebtedness” means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Transfer Agent” means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trustee” means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter “Trustee” shall mean such successor Trustee.

“Unapplied Net Asset Sale Proceeds” means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

“U.S. Dollars”, “United States Dollars”, “U.S.$” and the symbol “$” each mean dollars of the United States.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors’ qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Global Note shall be U.S.$[            ]. The following increases or decreases in the principal amount at maturity of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

Trustee’s Certificate of Authentication

This is one of the 7-Year Fixed Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By
(Authorized Signatory)
Name:
Title:

EXHIBIT B
FORM OF RESTRICTED GLOBAL NOTE (7-Year Fixed Rate Notes)*

UNLESS THIS 7% NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, LUXEMBOURG”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY 7% NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS 7% NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) INSIDE THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS 7% NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH

* Appropriate adjustments to be made if Note is issued in certificated form.

HOLDER OF THIS 7% NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS 7% NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS 7% NOTE ONLY AS PROVIDED HEREIN AND IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS 7% NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON JULY 26, 1991 UNDER NUMBER 5225, BOOK 109 OF VOLUME “A” OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057 (C1431 DPM) BUENOS AIRES, ARGENTINA)

7-YEAR FIXED RATE NOTES

No. R-	$
CUSIP No.
ISIN No.
Common Code No.

Multicanal S.A., a sociedad anónima duly organized and existing under the laws of Argentina (the “Company”), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in “Principal” on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date the Company accepts Eligible Notes upon expiration of the Election Offers], (2) in the case of the second Interest Payment Date, from [the date the Company accepts Eligible Notes upon expiration of the Election Offers] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [    ] and [      ] of each year, commencing [               ], [2005] [on the date these Notes are delivered or made available to holders pursuant to the Company’s APE], at a rate of 7.0% per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the 7-Year Notes Indenture.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day), immediately preceding such Interest Payment Date.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the 7-Year Fixed Rate Notes, may be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to

* Appropriate adjustments to be made if Note is issued in certificated form.

Holders of 7-Year Fixed Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Fixed Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

The principal of, premium, if any, on and interest on this 7-Year Note shall be payable, and the transfer of this 7-Year Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company.  The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Fixed Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Fixed Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Fixed Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

Interest on the 7-Year Fixed Rate Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This 7-Year Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [               ].

Reference is hereby made to the further provisions of this 7-Year Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MULTICANAL S.A.

By
Name:
Title:

By
Name:
Title:

[REVERSE OF 7-YEAR FIXED RATE NOTE]

7-YEAR FIXED RATE NOTES

This 7-Year Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Fixed Rate Notes due [2012], initially limited in aggregate principal amount to U.S.$[ ] (the “7-Year Fixed Rate Notes” and each, a “7-Year Note”), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [         ], [2005] (the “Indenture”), as supplemented and amended by a second supplemental indenture, dated as of [              ], [2005] (the “Second Supplemental Indenture” and, together with the Indenture, the “7-Year Notes Indenture”), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.  Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Fixed Rate Notes and of the terms upon which the 7-Year Fixed Rate Notes are, and are to be, authenticated and delivered.  The terms of the 7-Year Fixed Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “Trust Indenture Act”).  The 7-Year Fixed Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

The Indebtedness evidenced by the 7-Year Fixed Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves.  The payment obligations of the Company under the 7-Year Fixed Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.

Form, Denomination and Registration

The 7-Year Fixed Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note.  No service charge shall be made for any registration of transfer or exchange of 7-Year Fixed Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Principal

Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes shall be due and payable in installments on the following [Interest Payment Dates] and in the following percentages or amount:

	Third Anniversary of the [date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fourth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fifth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Sixth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Maturity Date
Percentage/amount of outstanding principal amount payable as of such date	5%	10%	15%	20%	Remaining principal outstanding

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Fixed Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Fixed Rate Notes.

Payment; Paying Agents and Transfer Agent

The principal of, premium, if any, on and interest on the Registered 7-Year Fixed Rate Notes shall be payable, and the transfer of such Registered 7-Year Fixed Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Fixed Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company.  Payments with respect to principal of the 7-Year Fixed Rate Notes will be made only against surrender of such 7-Year Fixed Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina.  Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the 7-Year Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If any payment on a 7-Year Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Payments of Additional Amounts

All payments by the Company in respect of the 7-Year Fixed Rate Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax (“Taxes”) unless such withholding or deduction is required by law.  If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment made by the Company on the Holder’s 7-Year Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such 7-Year Note.  The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such 7-Year Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such 7-Year Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such 7-Year Note had been the Holder of the 7-Year Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a 7-Year Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such 7-Year Note.

Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this 7-Year Note.

Redemption for Tax Reasons

If at any time subsequent to the issuance of the 7-Year Fixed Rate Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the 7-Year Fixed Rate Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 7-Year Notes Indenture or the 7-Year Fixed Rate Notes), then the 7-Year Fixed Rate Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days’ notice given to the Holders of 7-Year Fixed Rate Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

In order to effect a redemption of the 7-Year Fixed Rate Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty.  Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein.  No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 7-Year Fixed Rate Notes then due.  The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption.  The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.

Purchase by the Company

Subject to the “Limitation on Repurchase of 7-Year Notes and 10-Year Notes” covenant, Company may at any time purchase 7-Year Fixed Rate Notes in the open market or by tender or private agreement at any price.  All 7-Year Fixed Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants

1.             Limitation on Indebtedness.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

The foregoing limitations on the Incurrence of Indebtedness will not apply to:

(i)            the Incurrence by the Company of Permitted Indebtedness;

(ii)           the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

(iii)          the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

(iv)          the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

2.             Maximum Total Consolidated Indebtedness.

So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

3.             Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any

Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture.  Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the “Limitation on Asset Sales” covenant.

4.             Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors’ qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the “Limitation on Asset Sales” covenant.

5.             Limitation on Issuances of Guarantees by Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company (“Guaranteed Indebtedness”), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a “Subsidiary Guarantee”) of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.  If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee.  If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each of its Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the “Limitation on Asset Sales” covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

6.             Limitation on Transactions with Shareholders and Affiliates

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, “Related Persons” and each, a “Related Person”), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the

Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

7.             Limitation on Liens

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

8.             Limitations on Sale and Leaseback Transactions

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:  (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the “Limitation on Asset Sales” covenant.

For purposes of the preceding paragraph, “Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

9.             Limitation on Asset Sales

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

10.           Reports to Holders

Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

(a)           (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

(b)           such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

(c)           written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

(d)           written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company’s and its Subsidiaries’ performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

11.           Consolidation, Merger and Sale of Assets

Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company’s line of business or in a business or activities ancillary to the Company’s line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company’s line of business in Argentina), and (C) (1) the weighted average life of the Company’s (or the surviving Person’s) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) five years and (y) the weighted average life of the Company’s consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the “Limitation on Indebtedness” covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

12.           Reserve Accounts

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the “Reserve Accounts”) to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due (including additional amounts) within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the “First Annual Transfer Date”) and November 15th (the “Second Annual Transfer Date” and, together with the First Annual Transfer Date, the “Transfer Dates”) of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the “7-Year Notes Reserve Account”) shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the “10-Year Notes Reserve Account”) shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon.  Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date.  The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes.  In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.  In the event that the Company consummates the transactions contemplated in the APE on the date that is after March 31 or September 30, as applicable, the amount of Excess Cash required to be transferred on the first Transfer Date after the issuance of the 7-Year Notes will be reduced by an amount equal to all cash payments the Company is required to make in connection with or in contemplation of that closing.

13.           Cash Sweep

Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company’s independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes.  Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment).  In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days’ irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

14.           Limitation on Capital Expenditures

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

(A) U.S.$15 million for every six months starting with the six-month period ending June 30, 2005 through the maturity date of the 7-Year Notes;

and

(B) in each of the periods, the unused portion of Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

15.           Limitation on Interest Expense

At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary] of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

16.           Limitation on Repurchase of 7-Year Notes and 10-Year Notes

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the first Transfer Date following the issuance of the 7-Year Notes and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

17.           Limitation on Restricted Payments

So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

Events of Default

The following events will be each defined as an “Event of Default” for the 7-Year Notes Indenture:

(a)           failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

(b)           failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

(c)           failure to perform or comply with the “Consolidation, Merger and Sale of Assets” covenant, the “Cash Sweep” covenant, or for a period of 30 consecutive days after the occurrence of such failure, the “Maximum Total Consolidated Indebtedness” covenant, the “Limitation on Indebtedness” covenant, or the “Limitation on Interest Expense” covenant;

(d)           failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

(e)           the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

(f)            one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

(g)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

(h)           the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

(i)            the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

(j)            an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization (“concurso preventivo” or “concordato”), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

(k)           it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration.  Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture.  However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes.  A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless:  (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request.  However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.

Meetings of Holders; Modification and Waiver

(a)           The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders.  With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication.  Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities.  If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletín Oficial de la República (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

(b)           Any Holder may attend the meeting in person or by proxy.  Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies.  Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.  The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company’s knowledge, as to the Notes held by any Affiliate of the Company.

(c)           Except as specified in “Acceleration of Maturity; Rescission and Annulment,” decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

(i)            changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

(ii)           changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

(iii)          impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)          reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

(v)           modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)           Meetings of the Holders of 7-Year Notes shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”).  All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting.  The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

(i)            the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

(ii)           the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

(e)           Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

(i)            to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

(ii)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(iii)          to secure the 7-Year Notes; or

(iv)          to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

(v)           to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

(vi)          to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

(vii)         to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

(viii)        to increase the aggregate principal amount of Public Debt Securities at any time outstanding under the 7-Year Notes Indenture.

No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.

Notices

Notices to Holders of Registered 7-Year Fixed Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Fixed Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina.  Any notice so mailed shall be deemed to have been given on the date of such mailing.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Fixed Rate Notes.  Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.

Discharge and Defeasance

Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Fixed Rate Notes (“defeasance”).  In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Fixed Rate Notes and to have satisfied all of its obligations under such 7-Year Fixed Rate Notes except for (i) the rights of Holders of such 7-Year Fixed Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Fixed Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Fixed Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Fixed Rate Notes, (iv) the Company’s obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture (“covenant defeasance”).  Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

(a)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Fixed Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this 7-Year Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Fixed Rate Notes are being defeased to maturity or to a particular Redemption Date;

(b)           in the case of an election fully to defease the 7-Year Fixed Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)           in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the 7-Year Fixed Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(e)           no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of “Events of Default”, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(f)            such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

(g)           such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(i)            such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Fixed Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.

No Personal Liability of Incorporators, Shareholders, Officers, Board of Directors Members or Employees

The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Fixed Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this

7-Year Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof.  Each Holder, by accepting the 7-Year Fixed Rate Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 7-Year Fixed Rate Notes.  Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release

As part of the consideration for issuance of the 7-Year Fixed Rate Notes, each Holder of 7-Year Fixed Rate Notes, by accepting the 7-Year Fixed Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (acción revocatoria) or bring action against any director of the Company (acción de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash option under the Company’s APE.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the 7-Year Fixed Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Fixed Rate Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV.  All other matters in respect of the 7-Year Fixed Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture.  Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note may be instituted in any competent court in Argentina.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process.  The Company represents and warrants that CT Corporation System has agreed to act as the Company’s agent for service of process.  The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  If CT Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment.  With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity

The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this 7-Year Note.  Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Fixed Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any 7-Year Note, the Company shall indemnify such recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Fixed Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Note or any other judgment or order.

Defined Terms

“7-Year Floating Rate Notes” means the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes issued (or to be issued) pursuant to the 7-Year Notes Indenture.

“7-Year Note Register” means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

“7-Year Notes” means both the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] and the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

“10-Year Notes Indenture” means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [    ], [2005], among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

“10-Year Notes” means the series of Debt Securities known as the Company’s Step-Up 10-Year Notes issued (or to be issued) pursuant to the 10-Year Notes Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

“Annualized Pro Forma Consolidated Operating Cash Flow” means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four.  For purposes of calculating “Consolidated Operating Cash Flow” for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Operating Cash Flow” shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“APE” means an acuerdo preventivo extrajudicial, or Argentine pre-packaged reorganization plan.

“Argentina” means the Republic of Argentina.

“Argentine Government” means the government of Argentina.

“Asset Acquisition” means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Sale” means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors’ qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the “Consolidation, Merger and Sale of Assets” covenant hereof; provided, however that the term “Asset Sale” shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

“Asset Sale Proceeds Reinvestment” means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

“Cable/Telecommunications Business” means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

“Capital Expenditure” means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease” means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and “Capitalized Lease Obligation” is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

“Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Francés - BBVA, Banco Río de la Plata S.A, Banco de Galicia y Buenos Aires S.A., Citibank,

N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least “A-1” by Standard & Poor’s Corporation or “P-1” by Moody’s Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition and (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme (formerly known as Cedelbank), and its successors.

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Co-Registrar” shall mean such successor Co-Registrar.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

“Consolidated Income Tax Expense” means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Worth” means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

“Consolidated Operating Cash Flow” means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of the Company and its

Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“Corporate Trust Office” means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

“Corporation” means a sociedad anónima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

“DTC” means The Depository Trust Company and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Event of Default” means any of the events specified in “Events of Default” herein.

“Excess Cash” means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers’ Certificate delivered to the Trustee at its request.

“GAAP” means generally accepted accounting principles in effect in Argentina as of the date of determination.

“Global Note” means a 7-Year Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Fixed Rate Notes represented thereby.

“Governmental Agency” means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person obligated under a Guarantee.

“Holder” means a Person in whose name a 7-Year Note or a 7-Year Note, as the case may be, is registered in the 7-Year Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Floating Rate Notes.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.  The term “Incurrence” used as a noun has a corresponding meaning.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Payment Date” means in the case of the first interest payment, [the date these Notes are delivered or made available to holders pursuant to the Company’s APE], in the case of the second interest payment, [the date that is six months after the Company accepts Eligible Notes upon expiration of the Election Offers, if the Company consummates the transactions contemplated in the APE before such date] and for each interest payment thereafter, [     ] and [     ] of each year, commencing on [    ], [2005].

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment).  Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Issue Date” means the original date of issuance and purchase of the 7-Year Fixed Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate, or indenture supplemental hereto with respect thereto.

“Lien” means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Macroeconomic Disruption Event” means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

“Material Adverse Effect” means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

“Maturity”, when used with respect to any 7-Year Note, means the date on which the principal of such 7-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate or the indenture supplemental hereto with respect thereto.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

“Officers’ Certificate” means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

“Outstanding” means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

(i)            7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to “Discharge and Defeasance” herein; and

(iv)          7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

“pari passu” means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

“Participant” means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Paying Agent” means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

“Permitted Indebtedness” means the following indebtedness (each of which shall be given independent effect) of the Company:

(a)  Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

(b)  Indebtedness of the Company outstanding on the Issue Date;

(c)  Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company to any person other than the Company or another Subsidiary;

(d)  Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the “Limitation on Indebtedness” covenant);

(e)  Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

(f)  Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

(g)  Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause (g) of this definition or the proviso to the first sentence of the “Limitation on Indebtedness” covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Lien” means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” or clause (c) of the definition of “Permitted Subsidiary Indebtedness”, provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the “Cash Sweep” covenant herein.

“Permitted Subsidiary Indebtedness” means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

(a)  Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

(b)  Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the “Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries” covenant herein; and

(c)  Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

“Person” means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor 7-Year Note” of any particular 7-Year Note means every previous 7-Year Note evidencing all or a portion of the same debt as that evidenced by such particular 7-Year Note; and, for the purposes of this definition, any 7-Year Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 7-Year Note.

“Pro Forma Consolidated Operating Cash Flow” for any period means “Consolidated Operating Cash Flow” for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“Redemption Date” means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

“Registered 7-Year Fixed Rate Notes” means any 7-Year Note registered in the 7-Year Note Register.

“Registrar” means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter “Registrar” shall mean such successor Registrar.

“Regular Record Date” means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

“Subsidiary” means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Total Consolidated Indebtedness” means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Transfer Agent” means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trustee” means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter “Trustee” shall mean such successor Trustee.

“Unapplied Net Asset Sale Proceeds” means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

“U.S. Dollars”, “United States Dollars”, “U.S.$” and the symbol “$” each mean dollars of the United States.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors’ qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

Trustee’s Certificate of Authentication

This is one of the 7-Year Fixed Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By
(Authorized Signatory)
Name:
Title:

EXHIBIT C
FORM OF UNRESTRICTED GLOBAL NOTE (7-YEAR FLOATING RATE NOTES)*

UNLESS THIS FLOATING RATE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, BANKING”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY FLOATING RATE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

* Appropriate adjustments to be made if Note is issued in certificated form.

MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE LAWS OF THE
REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY
OF COMMERCE ON JULY 26, 1991 UNDER NUMBER 5225, BOOK 109 OF
VOLUME “A” OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057
(C1431DPM) BUENOS AIRES, ARGENTINA)

7-YEAR FLOATING RATE NOTES

No. S-	$
CUSIP No.
ISIN No.
Common Code No.

Multicanal S.A., a sociedad anónima duly organized and existing under the laws of Argentina (the “Company”), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in “Principal” on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon in accordance with the provisions of “Interest” on the reverse hereof from December 10, 2003(1) or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (whether or not a Business Day).

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Post-Default Rate (as defined in “Interest” on the reverse hereof), may be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Floating Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Floating Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

* Appropriate adjustments to be made if Note is issued in certificated form.

(1) This sentence may need to be revised if stub period exceeds six months.

The principal of, premium, if any, on and interest on this 7-Year Floating Rate Note shall be payable, and the transfer of this 7-Year Floating Rate Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company.  The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Floating Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Floating Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Floating Rate Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Floating Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This 7-Year Floating Rate Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [                    ].

Reference is hereby made to the further provisions of this 7-Year Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Floating Rate Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MULTICANAL S.A.

By
Name:
Title:

By
Name:
Title:

[REVERSE OF 7-YEAR FLOATING RATE NOTE]

7-Year Floating Rate Notes

This 7-Year Floating Rate Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Floating Rate Notes, without limitation in aggregate principal amount (the “7-Year Floating Rate Notes” and each, a “Floating Rate Note”), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [         ], [2005] (the “Indenture”), as supplemented and amended by a second supplemental indenture, dated as of [               ], [2005] (the “Second Supplemental Indenture” and, together with the Indenture, the “7-Year Notes Indenture”), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.  Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Floating Rate Notes and of the terms upon which the 7-Year Floating Rate Notes are, and are to be, authenticated and delivered.  The terms of the 7-Year Floating Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “Trust Indenture Act”).  The 7-Year Floating Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

The Indebtedness evidenced by the 7-Year Floating Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves.  The payment obligations of the Company under the 7-Year Floating Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.

Form, Denomination and Registration

The 7-Year Floating Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note.  No service charge shall be made for any registration of transfer or exchange of 7-Year Floating Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Principal

Any principal not prepaid (in whole or in part) on the 7-Year Floating Rate Notes shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:

	Third Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fourth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fifth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Sixth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Maturity Date
Percentage/amount of outstanding principal amount payable as of such date	5%	10%	15%	20%	Remaining principal outstanding

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Floating Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Floating Rate Notes.

Payment; Paying Agents and Transfer Agent

The principal of, premium, if any, on and interest on the Registered 7-Year Floating Rate Notes shall be payable, and the transfer of such Registered 7-Year Floating Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Floating Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company.  Payments with respect to principal of the 7-Year Floating Rate Notes will be made only against surrender of such 7-Year Floating Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina.  Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Floating Rate Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the 7-Year Floating Rate Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Floating Rate Note and remaining unclaimed for two years after such principal, premium, if any, interest or additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Floating Rate Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If any payment on a 7-Year Floating Rate Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding date that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Interest

(a)           Interest Payment Dates.

The 7-Year Floating Rate Notes will bear interest from December 10, 2003 and such interest will be payable on each Interest Payment Date which (except as mentioned below) falls (i) in the case of the first Interest Payment Date, [on the date these Notes are delivered or made available to holders pursuant to the Company’s APE], (ii) in the case of each Interest Payment Date thereafter, three months after the preceding Interest Payment Date (other than the second Interest Payment Date which shall be three months after [the date the Company accepts Eligible Notes upon expiration of the Election Offers, if the Company consummates the transactions contemplated in the APE before such date]) and (iii) in the case of the last Interest Payment Date, on the final Maturity date. If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event (i) it shall be brought forward to the immediately preceding Business Day, and (ii) each subsequent Interest Payment Date shall be the last Business Day of the last month of each subsequent Interest Period.  The period beginning on December 10, 2003 and ending on the [the date the Company accepts

Eligible Notes upon expiration of the Election Offers] and each successive period beginning on an Interest Payment Date (other than the second Interest Period, which shall commence on [the date the Company accepts Eligible Notes upon expiration of the Election Offers]) and ending on the next succeeding Interest Payment Date is called an “Interest Period.”

(b)           Interest Payments.

Each 7-Year Floating Rate Note (or in the case of the repayment on redemption of part only of a 7-Year Floating Rate Note, that part only of such 7-Year Floating Rate Note) will cease to bear interest from the date for its repayment on redemption unless, upon due presentation thereof, payment of principal is improperly withheld, refused or delayed.  In such event, or if any payment of interest under the 7-Year Floating Rate Notes is not paid when due on the relevant Interest Payment Date, the Company agrees to pay interest on such principal and/or interest, as the case may be, for the period from and including the due date thereof to but excluding the date the same is paid in full, at the Post-Default Rate, payable from time to time on demand.  For the purposes of this paragraph “Post-Default Rate” means, at any time, a rate per annum equal to (a) for the balance of the then current Interest Period, the Rate of Interest applicable to that Interest Period and (b) thereafter, the Rate of Interest for each succeeding Interest Period applicable to that Interest Period which shall be determined by the Calculation Agent in accordance with this paragraph “Interest”.

(c)           Rate of Interest.

The rate of interest from time to time in respect of the 7-Year Floating Rate Notes (“Rate of Interest”) will be determined on the following basis:

(i)            On the second business day before the beginning of each Interest Period (the “Interest Determination Date”) the Calculation Agent will determine the offered rate for deposits in U.S. Dollars for the Interest Period concerned as at 11:00 a.m. (London time) on the Interest Determination Date in question, provided however that in the case of the first Interest Period, the Calculation Agent will determine the Rate of Interest by reference to the relevant rate on December 12, 2003.  Such offered rate will be that which appears on the display designated as page ”3750” on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London Interbank offered rates of major banks for U.S. Dollar deposits).  The Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the rate which so appears, as determined by the Calculation Agent.

(ii)           If, on an Interest Determination Date, no offered rate appears on page ”3750” on the Telerate Monitor as specified above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the Interest Period concerned, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date and in an amount (not less than U.S.$l,000,000) that is representative of a single transaction in such market at such time.  If at least two such quotations are so provided, the Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of such quotations.

(iii)          If fewer than two quotations are so provided, the Rate of Interest with respect to such Interest Period will be the higher of (x) the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks for the Interest Period concerned and in a principal amount (not less than U.S.$1,000,000) that is representative of a single transaction in such market at such time and (y) the Rate of Interest in effect for the last preceding Interest Period to which one of the preceding subparagraphs (i) and (ii) shall have applied.

(d)           Determination of Rate of Interest and Calculation of Interest Amounts.

The Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Interest Amounts”) per 7-Year Floating Rate Note for the relevant Interest Period.  The Interest Amounts shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).  The determination of the Rate of Interest and the Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(e)           Publication of Rate of Interest and Interest Amounts.

The Calculation Agent will cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date to be notified to the Company, the Trustee, each of the Paying Agents and any Stock Exchange on which the Notes are for the time being listed and to be notified to Holders of the 7-Year Floating Rate Notes as soon as possible after their determination but in no event later than the second business day thereafter.  The Interest Amounts and Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice other than to the Company and the Trustee in the event of an extension or shortening of the Interest Period.  If the 7-Year Floating Rate Notes become due and payable under its terms, the accrued interest and the Rate of Interest payable in respect of the 7-Year Floating Rate Notes shall nevertheless continue to be calculated as previously by the Calculation Agent in accordance with this paragraph “Interest” but no publication of the Rate of Interest or the Interest Amounts so calculated need be made unless the Trustee otherwise requires.

(f)            Determination or Calculation by Trustee.

If the Calculation Agent does not at any time for any reason so determine the Rate of Interest or calculate the Interest Amounts for an Interest Period, the Trustee shall do so and such determination or calculation shall be deemed to have been made by the Calculation Agent.  In doing so, the Trustee shall, subject to Section 7 of the Indenture and after consultation with the Company, apply the foregoing provisions of this paragraph “Interest”, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(g)           Calculation Agent.

The Company will procure that, so long as any 7-Year Floating Rate Note is outstanding, there shall at all times be a Calculation Agent for the purposes of the 7-Year Floating Rate Notes.  If any such bank (acting through its relevant office) is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts, the Company shall appoint some other leading bank engaged in the London interbank market (acting through its principal London office) to act as such in its place.

The Calculation Agent may not resign its duties without a successor having been so appointed.

In this paragraph “Interest”, the expression “business day” means a day upon which U.S. Dollar deposits may be dealt in on the London interbank market and commercial banks and foreign exchange markets are open in London and, if on that day a payment is to be made, in The City of New York also.

Payments of Additional Amounts

All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Argentina or any political subdivision or taxing authority thereof, or any present or future Taxes imposed or levied within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or within any other jurisdiction from or through which any payment is made by the Company or its agents, unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or application thereof.  If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Argentina, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or such withholding or deduction occurs as a result of the Company’s requirement to pay tax to a Taxing Authority within Argentina as a substitute obligor in respect of the Notes, in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any payment made under or with respect to the Notes, the Company will pay such additional amounts as may be necessary (“Additional Amounts”) so that the net amount received by each Holder of Notes (including such Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment made to a Holder of this Note (an “Excluded Holder”) with respect to any Taxes which would not have been imposed, payable or due:  (i) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) and the taxing jurisdiction other than the holding of, or the receipt of payments under, this Note; (ii) if the beneficial owner of such Note had been the Holder of the Note and would not be entitled to the payment of Additional Amounts; or (iii) where any such taxes, duties, assessments or governmental charges would not have been imposed but for the failure of the Holder of such Note to comply with any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence or connection with Argentina of the Holder or beneficial owner of such Note, if (x) such compliance is required by applicable law, regulation or administrative practice or any applicable treaty of the taxing jurisdiction as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, such taxes, duties, assessments or governmental charges, (y) at least thirty (30) days prior to the first payment date with respect to which such requirements under Argentine law, regulation, or administrative practice or any applicable treaty shall apply, the Company shall have notified all Holders that such Holders will be required to comply with such requirements, and (z) in the case of such requirements under Argentine law, regulation or administrative practice or any such applicable treaty, such requirements are not materially more onerous to such Holders of Notes (in form, in procedure or in the substance of information disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9 or any comparable successor forms).  The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes.  The Company will furnish to the Holder of this Note, within sixty (60) days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

At least thirty (30) days prior to each date on which any payment under or with respect to this Note is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Notes on the payment date.

In addition, the Company shall reimburse any non-Argentine domiciled Holder of this Note or any interest herein or rights in respect hereof who has paid Taxes to a Taxing Authority in Argentina in respect of its holding of Notes including taxes levied in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder for any tax so paid (but only to the extent that the Company is not required to pay Additional Amounts in respect of such tax as provided above) within 30 days of written evidence of such payment, including the amount paid, being provided to the Company.

In addition, the Company agrees to pay any stamp, issue, registration, documentary, value added or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States, any jurisdiction out of which payment is made or any other jurisdiction in which the Company is organized or engaged in business, or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of this Note.  The Company also agrees to indemnify each Holder of this Note from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid by such Holder in any jurisdiction in connection with any action permitted to be taken by such Holder to enforce the obligations of the Company under this Note.  Furthermore, the Company waives its right to reimbursement in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any Holder of any amount required to be paid by the Company to a Taxing Authority in Argentina in respect of such Holder’s holding of Notes.

Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts or Other Additional Amounts, as applicable, which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts or Other Additional Amounts, as applicable, in those provisions hereof where such express reference is not made.

Notwithstanding the foregoing, the obligation to pay Additional Amounts to any Holder of the 7-Year Floating Rate Notes will be subject to a maximum level not to exceed the amount required to gross-up payments for withholdings on interest payments to a bank domiciled in a jurisdiction that (i) is not deemed to be of low or zero taxation pursuant to Decree No. 916/2004, or (ii) has entered into an exchange of information agreement with Argentina and that is not limited by banking or other secrecy rules in respect of requests made by the tax authority of such jurisdiction.

Other Additional Amounts

(a)           If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (including, without limitation, the imposition of any Eurocurrency Reserve Requirements greater than zero) or (ii) the compliance with any guideline or request from any Governmental Agency (whether or not having the force of law), there shall be any increase in the cost to any Holder of 7-Year Floating Rate Notes of funding, owning, holding or maintaining its 7-Year Floating Rate Notes or a reduction in the amount of any sum received or receivable by any such Holder under the 7-Year Floating Rate Notes with respect thereto, by an amount deemed by such Holder to be material, within 15 days after receipt by the Company of written demand by such Holder pursuant to paragraph (c), the Company shall from time to time, pay to such Holder additional amounts sufficient to compensate such Holder for such cost or reduction from and after the later of the date such cost or reduction is suffered by such Holder and the date of the receipt of notice specified in paragraph (c) pursuant to which such Holder requires such payment (“Other Additional Amounts”).  Together with such notice, the Holder of 7-Year Floating Rate Notes will provide a certificate as to the amount of such increased cost or reduction and providing reasonable detail of the circumstances giving rise to the demand, prepared in good faith and submitted to the Trustee for delivery to the Company by such Holder, which certificate shall be prima facie evidence for all purposes, absent manifest error.

(b)           Each Holder of 7-Year Floating Rate Notes will, before requesting compensation for Other Additional Amounts pursuant to paragraph (a), use its best efforts to minimize or eliminate such compensation through the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid the need for compensation for such Other Additional Amounts and will not, in the sole judgment of such Holder, be otherwise disadvantageous to such Holder.

(c)           Each Holder of 7-Year Floating Rate Notes will promptly notify the Trustee for delivery to the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Holder of 7-Year Floating Rate Notes to compensation pursuant to paragraph (a) and advise the Company in such notice, or a subsequent notice, if it requires the Company to pay Other Additional Amounts in respect of such event.

(d)           The Company shall not be required to compensate a Holder of 7-Year Floating Rate Notes as provided by paragraph (a) (i) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from a requirement which is applicable to the relevant Holder by reason of its financial condition or assets and which is not of general application to similar persons of a similar type in similar circumstances in the same jurisdiction, (ii) in respect of franchise taxes or taxes on such Holder’s assets or overall net income, or (iii) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from the transfer of the 7-Year Floating Rate Note from one Holder to another Holder or from the designation by the Holder of 7-Year Floating Rate Notes of a new Holding Office if the original Holder or the Holder holding through the original Holding Office would not have been entitled to such Other Additional Amounts, unless such transfer or designation is made (x) with the Company’s written consent or (y) at a time when the circumstances giving rise to such claim for Other Additional Amounts did not exist.

Redemption for Regulatory Reasons.

In the event that the adoption of any applicable law, rule or regulation or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Agency charged with the interpretation or administration thereof, or compliance by any Holder of 7-Year Floating Rate Notes with any request or directive (whether or not having the force of law) of any such Governmental Agency shall make it unlawful or impossible for any Holder of 7-Year Floating Rate Notes to continue to hold, own, maintain or fund its 7-Year Floating Rate Notes and such Holder so notifies the Trustee, the Trustee will forthwith give notice thereof to the Company.  If such Holder determines that it may not lawfully continue to maintain and fund its 7-Year Floating Rate Notes until maturity and so specifies in such notice, the Company will, on the date provided therein, repay in full the then outstanding principal amount of each such 7-Year Floating Rate Note, together with accrued interest thereon, upon presentation thereof by such Holder with respect to any such Note.  If it is lawful for such Holder to maintain such 7-Year Floating Rate Note through the next Interest Payment Date then applicable to such 7-Year Floating Rate Note, such repayment will be due on such Interest Payment Date.  If such Holder shall instead determine that it is not lawful to continue to maintain such 7-Year Floating Rate Note, such repayment will be due within 15 days after the date of receipt of such notice by the Company; provided, however, that Holders of 7-Year Floating Rate Notes will use their best efforts to avoid such unlawfulness through, without limitation, the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid such unlawfulness and will not, in the sole judgment of such Holders, be otherwise reasonably disadvantageous to such Holders.

Optional Redemption of the 7-Year Floating Rate Notes.

The Company will have the right exercisable at any time on giving not more than 30 nor less than five days’ irrevocable notice to the Holders, to redeem all, or only some (subject to a minimum of U.S.$1 million and in accordance with the provision for selection of Floating Rate Notes to be redeemed provided for in the 7-Year Notes Indenture), of the 7-Year Floating Rate Notes at their principal amount, together with interest accrued to the date fixed for redemption, subject only to the provisions set forth in “Other Redemption Costs”.

Other Redemption Costs.

In respect of any 7-Year Floating Rate Notes which are to be redeemed by the Company or which become due and payable by the Company following an Event of Default, in addition to the principal amount of the 7-Year Floating Rate Notes and accrued interest otherwise payable, if the date of redemption or date of repayment is other than an Interest Payment Date, the Company will pay each Holder whose 7-Year Floating Rate Notes are being redeemed or repaid on the date of redemption or repayment, as and by way of indemnity for its other redemption costs (without requirement of actual proof of loss), an amount “E” calculated as follows:

(A - B) x C x D/360 = E

where:

“A” is the Rate of Interest calculated pursuant to “Interest” for the Interest Period during which such Notes are redeemed or repaid;

“B” is the Rate of Interest which would be determined pursuant to “Interest” were the date of redemption or repayment of the 7-Year Floating Rate Notes the commencement of an Interest Period for the 7-Year Floating Rate Notes having a duration of three months (if “D” is greater than or equal to 75), two months (if “D” is greater than or equal to 45 but less than 75) or one month (if “D” is less than 45) minus 1/8%;

“C” is the principal amount of the 7-Year Floating Rate Notes of such Holder being redeemed or repaid; and

“D” is the actual number of days from and including the date of redemption or repayment to but excluding the commencement of the next succeeding Interest Period were the 7-Year Floating Rate Notes not so redeemed or repaid, provided, however, that no amount will be payable pursuant to this paragraph if (i) ”A” is less than or equal to “B” or (ii) such redemption occurs in connection with the exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes as set forth in “Exchange for 7-Year Fixed Rate Notes” below.

Exchange for 7-Year Fixed Rate Notes

Under the terms of the 7-Year Notes Indenture, each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to any Other Additional Amounts incurred as a result of such exchange.

To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form attached to this 7-Year Floating Rate Note and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment.  Additional information regarding the exchange right and procedures are set forth in Article Six of the Second Supplemental Indenture.

For purposes of the preceding paragraph, “Exchange Agent” means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

Purchase by the Company

Subject to the “Limitation on Repurchase of 7-Year Notes and 10-Year Notes” covenant, Company may at any time purchase 7-Year Floating Rate Notes in the open market or by tender or private agreement at any price.  All 7-Year Floating Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants

1.             Limitation on Indebtedness.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

The foregoing limitations on the Incurrence of Indebtedness will not apply to:

(i)            the Incurrence by the Company of Permitted Indebtedness;

(ii)           the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

(iii)          the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

(iv)          the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

2.             Maximum Total Consolidated Indebtedness.

So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the

7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

3.             Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture.  Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its

Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the “Limitation on Asset Sales” covenant.

4.             Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors’ qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the “Limitation on Asset Sales” covenant.

5.             Limitation on Issuances of Guarantees by Subsidiaries

Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company (“Guaranteed Indebtedness”), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a “Subsidiary Guarantee”) of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.  If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee.  If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each of its Subsidiary’s Capital Stock in, or all or substantially all the assets of, such of its Subsidiary (which sale, exchange or transfer is not in contravention of the “Limitation on Asset Sales” covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

6.             Limitation on Transactions with Shareholders and Affiliates

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, “Related Persons” and each, a “Related Person”), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

7.             Limitation on Liens

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

8.             Limitations on Sale and Leaseback Transactions

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:  (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the “Limitation on Asset Sales” covenant.

For purposes of the preceding paragraph, “Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

9.             Limitation on Asset Sales

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

10.           Reports to Holders

Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

(a)           (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

(b)           such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

(c)           written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

(d)           written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company’s and its Subsidiaries’ performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

11.           Consolidation, Merger and Sale of Assets

Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company’s line of business or in a business or activities ancillary to the Company’s line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company’s line of business in Argentina), and (C) (1) the weighted average life of the Company’s (or the surviving Person’s) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) five years and (y) the weighted average life of the Company’s consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the “Limitation on Indebtedness” covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i)

of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

12.           Reserve Accounts

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the “Reserve Accounts”) to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due (including additional amounts) within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the “First Annual Transfer Date”) and November 15th (the “Second Annual Transfer Date” and, together with the First Annual Transfer Date, the “Transfer Dates”) of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the “7-Year Notes Reserve Account”) shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the “10-Year Notes Reserve Account”) shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon.  Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date.  The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes.  In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.  In the event that the Company consummates the transactions contemplated in the APE on the date that is after March 31 or September 30, as applicable, the amount of Excess Cash required to be transferred on the first Transfer Date after the issuance of the 7-Year Notes will be reduced by an amount equal to all cash payments the Company is required to make in connection with or in contemplation of that closing.

13.           Cash Sweep

Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date

(after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company’s independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes.  Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment).  In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days’ irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

14.           Limitation on Capital Expenditures

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

(A) U.S.$15 million for every six months starting with the six-month period ending June 30, 2005 through the maturity date of the 7-Year Notes;

and

(B) in each of the periods, the unused portion of Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

15.           Limitation on Interest Expense

At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the

7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary] of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

16.           Limitation on Repurchase of 7-Year Notes and 10-Year Notes

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the first Transfer Date following the issuance of the 7-Year Notes and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

17.           Limitation on Restricted Payments

So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

Events of Default

The following events will be each defined as an “Event of Default” for the 7-Year Notes Indenture:

(a)           failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

(b)           failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

(c)           failure to perform or comply with the “Consolidation, Merger and Sale of Assets” covenant, the “Cash Sweep” covenant, or for a period of 30 consecutive days after the occurrence of such failure, the “Maximum Total Consolidated Indebtedness” covenant, the “Limitation on Indebtedness” covenant, or the “Limitation on Interest Expense” covenant;

(d)           failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the

Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

(e)           the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

(f)            one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

(g)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

(h)           the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

(i)            the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

(j)            an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization (“concurso preventivo” or “concordato”), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

(k)           it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration.  Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other

Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture.  However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes.  A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless:  (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request.  However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.

Meetings of Holders; Modification and Waiver

(a)           The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders.  With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication.  Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities.  If a meeting is being held pursuant to a request of

Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletín Oficial de la República (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

(b)           Any Holder may attend the meeting in person or by proxy.  Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies.  Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.  The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company’s knowledge, as to the Notes held by any Affiliate of the Company.

(c)           Except as specified in “Acceleration of Maturity; Rescission and Annulment,” decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

(i)            changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

(ii)           changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7-Year Floating Rate Notes) is payable;

(iii)          impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)          reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

(v)           modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)           Meetings of the Holders of 7-Year Notes shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”).  All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting.  The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

(i)            the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

(ii)           the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

(e)           Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

(i)            to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

(ii)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(iii)          to secure the 7-Year Notes; or

(iv)          to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

(v)           to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

(vi)          to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

(vii)         to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

(viii)        to increase the aggregate principal amount of Public Debt Securities at any time outstanding under the 7-Year Notes Indenture.

No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Floating Rate Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any), interest, Additional Amounts (if any) and Other Additional Amounts (if any) on this 7-Year Floating Rate Note at the times, place and rate, and in the coin or currency, herein prescribed.

Notices

Notices to Holders of Registered 7-Year Floating Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Floating Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina.  Any notice so mailed shall be deemed to have been given on the date of such mailing.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Floating Rate Notes.  Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.

Discharge and Defeasance

Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Floating Rate Notes (“defeasance”).  In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Floating Rate Notes and to have satisfied all of its obligations under such 7-Year Floating Rate Notes except for (i) the rights of Holders of such 7-Year Floating Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Floating Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Floating Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Floating Rate Notes, (iv) the Company’s obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture (“covenant defeasance”).  Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

(a)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Floating Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Floating Rate Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Floating Rate Notes are being defeased to maturity or to a particular Redemption Date;

(b)           in the case of an election fully to defease the 7-Year Floating Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)           in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the 7-Year Floating Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(e)           no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of “Events of Default”, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(f)            such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

(g)           such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(i)            such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Floating Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.

No Personal Liability of Incorporators, Shareholders, Officers, Board of Directors Members or Employees

The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Floating Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Floating Rate Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof.  Each Holder, by accepting the 7-Year Floating Rate Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 7-Year Floating Rate Notes.  Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release

As part of the consideration for issuance of the 7-Year Floating Rate Notes, each Holder of 7-Year Floating Rate Notes, by accepting the 7-Year Floating Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (acción revocatoria) or bring action against any director of the Company (acción de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash option under the Company’s APE.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the 7-Year Floating Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Floating Rate Notes.  All other matters in respect of the 7-Year Floating Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this Floating Rate Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this

7-Year Floating Rate Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture.  Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note may be instituted in any competent court in Argentina.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process.  The Company represents and warrants that CT Corporation System has agreed to act as the Company’s agent for service of process.  The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  If CT Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment.  With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity

The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Floating Rate Note.  Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Floating Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Floating Rate Note, the Company shall indemnify such recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Floating Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Floating Rate Note or any other judgment or order.

Defined Terms

“7-Year Fixed Rate Notes” means the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] issued (or to be issued) pursuant to the 7-Year Notes Indenture.

“7-Year Notes” means both the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] and the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

“10-Year Notes Indenture” means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [    ], [2005], among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

“10-Year Notes” means the series of Debt Securities known as the Company’s Step-Up 10-Year Notes issued (or to be issued) pursuant to the 10-Year Notes Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

“Annualized Pro Forma Consolidated Operating Cash Flow” means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four.  For purposes of calculating “Consolidated Operating Cash Flow” for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Operating Cash Flow” shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“APE” means an acuerdo preventivo extrajudicial, or Argentine pre-packaged reorganization plan.

“Applicable Margin” means [    ]% per annum.

“Argentina” means the Republic of Argentina.

“Argentine Government” means the government of Argentina.

“Asset Acquisition” means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Sale” means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors’ qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the “Consolidation, Merger and Sale of Assets” covenant hereof; provided, however that the term “Asset Sale” shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

“Asset Sale Proceeds Reinvestment” means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

“Cable/Telecommunications Business” means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

“Calculation Agent” means [ ], until a successor Calculation Agent shall have become designated pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Calculation Agent” shall mean such successor Calculation Agent.

“Capital Expenditure” means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease” means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and “Capitalized Lease Obligation” is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

“Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of

Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Francés - BBVA, Banco Río de la Plata S.A, Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least “A-1” by Standard & Poor’s Corporation or “P-1” by Moody’s Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition and (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme (formerly known as Cedelbank), and its successors.

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Co-Registrar” shall mean such successor Co-Registrar.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

“Consolidated Income Tax Expense” means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Worth” means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

“Consolidated Operating Cash Flow” means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“Corporate Trust Office” means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

“Corporation” means a sociedad anónima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

“DTC” means The Depository Trust Company and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Eurocurrency Reserve Requirements” means, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (the “Board”) or other Governmental Agency having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States.

“Event of Default” means any of the events specified in “Events of Default” herein.

“Excess Cash” means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers’ Certificate delivered to the Trustee at its request.

“Floating Rate Note Register” means the books for the exchange, registration and registration of transfer for Registered 7-Year Floating Rate Notes.

“GAAP” means generally accepted accounting principles in effect in Argentina as of the date of determination.

“Global Note” means a 7-Year Floating Rate Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Floating Rate Notes represented thereby.

“Governmental Agency” means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person obligated under a Guarantee.

“Holder” means a Person in whose name a 7-Year Floating Rate Note or a 7-Year Note, as the case may be, is registered in the 7-Year Floating Rate Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Fixed Rate Notes.

“Holding Office” means any particular office or branch through which a Holder holds a Floating Rate Note.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.  The term “Incurrence” used as a noun has a corresponding meaning.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Payment Date” means each of the dates on which interest is due on the 7-Year Floating Rate Notes specified in “Interest” herein.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment).  Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Issue Date” means the original date of issuance and purchase of the 7-Year Floating Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate, or indenture supplemental hereto with respect thereto.

“Lien” means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Macroeconomic Disruption Event” means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

“Material Adverse Effect” means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

“Maturity”, when used with respect to any Floating Rate Note, means the date on which the principal of such 7-Year Floating Rate Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate or the indenture supplemental hereto with respect thereto.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

“Officers’ Certificate” means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

“Other Additional Amounts” means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in “Other Additional Amounts” herein.

“Outstanding” means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

(i)            7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to “Discharge and Defeasance” herein; and

(iv)          7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

“pari passu” means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

“Participant” means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Paying Agent” means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

“Permitted Indebtedness” means the following indebtedness (each of which shall be given independent effect) of the Company:

(a)  Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

(b)  Indebtedness of the Company outstanding on the Issue Date;

(c)  Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d)

to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company to any person other than the Company or another Subsidiary;

(d)  Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the “Limitation on Indebtedness” covenant);

(e)  Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

(f)  Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

(g)  Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause (g) of this definition or the proviso to the first sentence of the “Limitation on Indebtedness” covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Lien” means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant, (1) to finance the cost

(including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” or clause (c) of the definition of “Permitted Subsidiary Indebtedness”, provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the “Cash Sweep” covenant herein.

“Permitted Subsidiary Indebtedness” means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

(a)  Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

(b)  Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the “Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries” covenant herein; and

(c)  Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

“Person” means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Floating Rate Note” of any particular 7-Year Floating Rate Note means every previous 7-Year Floating Rate Note evidencing all or a portion of the same debt as that evidenced by such particular Floating Rate Note; and, for the purposes of this definition, any 7-Year Floating Rate Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Floating Rate Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Floating Rate Note.

“Pro Forma Consolidated Operating Cash Flow” for any period means “Consolidated Operating Cash Flow” for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“Redemption Date” means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

“Registered 7-Year Floating Rate Notes” means any 7-Year Floating Rate Note registered in the 7-Year Floating Rate Note Register.

“Registrar” means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter “Registrar” shall mean such successor Registrar.

“Regular Record Date” means the close of business in New York on the fifteenth date (whether or not a Business Day) immediately preceding each Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

“Subsidiary” means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Total Consolidated Indebtedness” means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Transfer Agent” means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trustee” means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter “Trustee” shall mean such successor Trustee.

“Unapplied Net Asset Sale Proceeds” means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

“U.S. Dollars”, “United States Dollars”, “U.S.$” and the symbol “$” each mean dollars of the United States.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors’ qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Global Note shall be U.S.$[            ]. The following increases or decreases in the principal amount at maturity of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

FORM OF EXCHANGE NOTICE

The undersigned registered Holder of the within 7-Year Floating Rate Note hereby irrevocably exercises the option to convert this 7-Year Floating Rate Note (or the portion thereof specified below) into the Company’s 7-Year Fixed Rate Notes due [2012] pursuant to the terms of the Second Supplemental Indenture referred to in this Floating Rate Note, and directs that the Company’s 7-Year Fixed Rate Notes due [2012] issuable upon exchange and any 7-Year Floating Rate Note representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:

(Name, Address and Taxpayer Identification Number.)

If less than the entire principal amount of this 7-Year Floating Rate Note is to be exchanged, specify the denomination(s) of the Floating Rate Note(s) to be issued for the unexchanged amount (U.S.$1.00 or any integral multiple of U.S.$1.00):  U.S.$         .

The undersigned agrees to pay all transfer taxes and any expenses (other than any registration fees with the CNV) payable with respect thereto.  The undersigned is also delivering herewith (1) a certificate in proper form certifying that the applicable restrictions on transfer have been complied with and (2) evidence of payment to an account designated by the Trustee for the benefit of the Company of an amount equivalent to any interest actually paid by the Company on or prior to the date hereof to the Holder corresponding to interest accrued on the principal amount of this 7-Year Floating Rate Note for which an exchange is being requested from the first day of the current interest period under the 7-Year Fixed Rate Notes due [2012] to the date hereof and covenants to deposit in such account any additional interest actually paid by the Company to the Holder corresponding to interest accrued on such principal amount from and after the date hereof to but excluding the date designated by the Company to effect such exchange.  The Holder hereby acknowledges and agrees that no request for conversion of this 7-Year Floating Rate Note into 7-Year Fixed Rate Notes due [2012] will be given effect unless such payment is credited to the account designated by the Trustee.

The undersigned hereby agrees that, promptly after request of the Company or Exchange Agent, it will furnish such proof in support of this certificate as the Company or Exchange Agent may request.

Dated:

By:
Signature of Registered Holder

By:
Signature Guaranty

For Exchange Agent’s Use only:

(A)	Date of Deposit:
Exchange Date:
(B)	Principal amount of 7-Year Fixed Rate Notes issuable:

Trustee’s Certificate of Authentication

This is one of the 7-Year Floating Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By
(Authorized Signatory)
Name:
Title:

EXHIBIT D
FORM OF RESTRICTED GLOBAL NOTE (7-YEAR FLOATING RATE NOTES)*

UNLESS THIS FLOATING RATE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, LUXEMBOURG”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY FLOATING RATE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 10-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS FLOATING RATE NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) INSIDE THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS FLOATING RATE NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS FLOATING RATE NOTE ACKNOWLEDGES THE

* Appropriate adjustments to be made if Note is issued in certificated form.

RESTRICTIONS ON THE TRANSFER OF THIS FLOATING RATE NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS FLOATING RATE NOTE ONLY AS PROVIDED HEREIN AND IN THE 10-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS FLOATING RATE NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE 10-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY (“SOCIEDAD ANÓNIMA”) UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON JULY 26, l991 UNDER NUMBER 5225, BOOK 109 OF VOLUME “A” OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057 (C1431 DPM) BUENOS AIRES, ARGENTINA).

7-YEAR FLOATING RATE NOTES

No. R-	$

CUSIP No.
ISIN No.
Common Code No.

Multicanal S.A., a sociedad anónima duly organized and existing under the laws of Argentina (the “Company”), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in “Principal” on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon in accordance with the provisions of “Interest” on the reverse hereof from December 10, 2003(2) or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (whether or not a Business Day).

* Appropriate adjustments to be made if Note is issued in certificated form.

(2)  This sentence may need to be revised if stub period exceeds six months.

Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Post-Default Rate (as defined in “Interest” on the reverse hereof), may be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Floating Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Floating Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

The principal of, premium, if any, on and interest on this 7-Year Floating Rate Note shall be payable, and the transfer of this 7-Year Floating Rate Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company.  The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Floating Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Floating Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Floating Rate Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Floating Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

This 7-Year Floating Rate Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [                    ].

Reference is hereby made to the further provisions of this 7-Year Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Floating Rate Note shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MULTICANAL S.A.

By
Name:
Title:

By
Name:
Title:

[REVERSE OF 7-YEAR FLOATING RATE NOTE]

7-Year Floating Rate Notes

This 7-Year Floating Rate Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Floating Rate Notes, without limitation in aggregate principal amount (the “7-Year Floating Rate Notes” and each, a “Floating Rate Note”), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [         ], [2005] (the “Indenture”), as supplemented and amended by a second supplemental indenture, dated as of [               ], [2005] (the “Second Supplemental Indenture” and, together with the Indenture, the “7-Year Notes Indenture”), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.  Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Floating Rate Notes and of the terms upon which the 7-Year Floating Rate Notes are, and are to be, authenticated and delivered.  The terms of the 7-Year Floating Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended (the “Trust Indenture Act”).  The 7-Year Floating Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

The Indebtedness evidenced by the 7-Year Floating Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves.  The payment obligations of the Company under the 7-Year Floating Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.

Form, Denomination and Registration

The 7-Year Floating Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note.  No service charge shall be made for any registration of transfer or exchange of 7-Year Floating Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Principal

Any principal not prepaid (in whole or in part) on the 7-Year Floating Rate Notes shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:

	Third Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fourth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Fifth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Sixth Anniversary of [the date the Company accepts Eligible Notes upon expiration of the Election Offers], [2005]	Maturity Date
Percentage/amount of outstanding principal amount payable as of such date	5%	10%	15%	20%	Remaining principal outstanding

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Floating Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Floating Rate Notes.

Payment; Paying Agents and Transfer Agent

The principal of, premium, if any, on and interest on the Registered 7-Year Floating Rate Notes shall be payable, and the transfer of such Registered 7-Year Floating Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Floating Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company.  Payments with respect to principal of the 7-Year Floating Rate Notes will be made only against surrender of such 7-Year Floating Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina.  Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Floating Rate Note may, at the Company’s option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the 7-Year Floating Rate Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Floating Rate Note and remaining unclaimed for two years after such principal, premium, if any, interest or additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Floating Rate Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

If any payment on a 7-Year Floating Rate Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding date that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Interest

(a)           Interest Payment Dates.

The 7-Year Floating Rate Notes will bear interest from December 10, 2003 and such interest will be payable on each Interest Payment Date which (except as mentioned below) falls (i) in the case of the first Interest Payment Date, [on the date these Notes are delivered or made available to holders pursuant to the Company’s APE], (ii) in the case of each Interest Payment Date thereafter, three months after the preceding Interest Payment Date (other than the second Interest Payment Date which shall be three months after the [the date the Company accepts Eligible Notes upon expiration of the Election Offers, if the Company consummates the transactions contemplated in the APE before such date]) and (iii) in the case of the last Interest Payment Date, on the final Maturity date. If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event (i) it shall be brought forward to the immediately preceding Business Day, and (ii) each subsequent Interest Payment Date shall be the last Business Day of the last month of each subsequent Interest Period.  The period beginning on December 10, 2003 and ending on the [the date the Company accepts

Eligible Notes upon expiration of the Election Offers] and each successive period beginning on an Interest Payment Date (other than the second Interest Period, which shall commence on [the date the Company accepts Eligible Notes upon expiration of the Election Offers]) and ending on the next succeeding Interest Payment Date is called an “Interest Period.”

(b)           Interest Payments.

Each 7-Year Floating Rate Note (or in the case of the repayment on redemption of part only of a 7-Year Floating Rate Note, that part only of such 7-Year Floating Rate Note) will cease to bear interest from the date for its repayment on redemption unless, upon due presentation thereof, payment of principal is improperly withheld, refused or delayed.  In such event, or if any payment of interest under the 7-Year Floating Rate Notes is not paid when due on the relevant Interest Payment Date, the Company agrees to pay interest on such principal and/or interest, as the case may be, for the period from and including the due date thereof to but excluding the date the same is paid in full, at the Post-Default Rate, payable from time to time on demand.  For the purposes of this paragraph “Post-Default Rate” means, at any time, a rate per annum equal to (a) for the balance of the then current Interest Period, the Rate of Interest applicable to that Interest Period and (b) thereafter, the Rate of Interest for each succeeding Interest Period applicable to that Interest Period which shall be determined by the Calculation Agent in accordance with this paragraph “Interest”.

(c)           Rate of Interest.

The rate of interest from time to time in respect of the 7-Year Floating Rate Notes (“Rate of Interest”) will be determined on the following basis:

(i)            On the second business day before the beginning of each Interest Period (the “Interest Determination Date”) the Calculation Agent will determine the offered rate for deposits in U.S. Dollars for the Interest Period concerned as at 11:00 a.m. (London time) on the Interest Determination Date in question, provided however that in the case of the first Interest Period, the Calculation Agent will determine the Rate of Interest by reference to the relevant rate on December 12, 2003.  Such offered rate will be that which appears on the display designated as page ”3750” on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London Interbank offered rates of major banks for U.S. Dollar deposits).  The Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the rate which so appears, as determined by the Calculation Agent.

(ii)           If, on an Interest Determination Date, no offered rate appears on page ”3750” on the Telerate Monitor as specified above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the Interest Period concerned, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date and in an amount (not less than U.S.$l,000,000) that is representative of a single transaction in such market at such time.  If at least two such quotations are so provided, the Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of such quotations.

(iii)          If fewer than two quotations are so provided, the Rate of Interest with respect to such Interest Period will be the higher of (x) the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks for the Interest Period concerned and in a principal amount (not less than U.S.$1,000,000) that is representative of a single transaction in such market at such time and (y) the Rate of Interest in effect for the last preceding Interest Period to which one of the preceding subparagraphs (i) and (ii) shall have applied.

(d)           Determination of Rate of Interest and Calculation of Interest Amounts.

The Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the “Interest Amounts”) per 7-Year Floating Rate Note for the relevant Interest Period.  The Interest Amounts shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).  The determination of the Rate of Interest and the Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(e)           Publication of Rate of Interest and Interest Amounts.

The Calculation Agent will cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date to be notified to the Company, the Trustee, each of the Paying Agents and any Stock Exchange on which the Notes are for the time being listed and to be notified to Holders of the 7-Year Floating Rate Notes as soon as possible after their determination but in no event later than the second business day thereafter.  The Interest Amounts and Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice other than to the Company and the Trustee in the event of an extension or shortening of the Interest Period.  If the 7-Year Floating Rate Notes become due and payable under its terms, the accrued interest and the Rate of Interest payable in respect of the 7-Year Floating Rate Notes shall nevertheless continue to be calculated as previously by the Calculation Agent in accordance with this paragraph “Interest” but no publication of the Rate of Interest or the Interest Amounts so calculated need be made unless the Trustee otherwise requires.

(f)            Determination or Calculation by Trustee.

If the Calculation Agent does not at any time for any reason so determine the Rate of Interest or calculate the Interest Amounts for an Interest Period, the Trustee shall do so and such determination or calculation shall be deemed to have been made by the Calculation Agent.  In doing so, the Trustee shall, subject to Section 7 of the Indenture and after consultation with the Company, apply the foregoing provisions of this paragraph “Interest”, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(g)           Calculation Agent.

The Company will procure that, so long as any 7-Year Floating Rate Note is outstanding, there shall at all times be a Calculation Agent for the purposes of the 7-Year Floating Rate Notes.  If any such bank (acting through its relevant office) is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts, the Company shall appoint some other leading bank engaged in the London interbank market (acting through its principal London office) to act as such in its place.

The Calculation Agent may not resign its duties without a successor having been so appointed.

In this paragraph “Interest”, the expression “business day” means a day upon which U.S. Dollar deposits may be dealt in on the London interbank market and commercial banks and foreign exchange markets are open in London and, if on that day a payment is to be made, in The City of New York also.

Payments of Additional Amounts

All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Argentina or any political subdivision or taxing authority thereof, or any present or future Taxes imposed or levied within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or within any other jurisdiction from or through which any payment is made by the Company or its agents, unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or application thereof.  If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Argentina, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or such withholding or deduction occurs as a result of the Company’s requirement to pay tax to a Taxing Authority within Argentina as a substitute obligor in respect of the Notes, in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any payment made under or with respect to the Notes, the Company will pay such additional amounts as may be necessary (“Additional Amounts”) so that the net amount received by each Holder of Notes (including such Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment made to a Holder of this Note (an “Excluded Holder”) with respect to any Taxes which would not have been imposed, payable or due:  (i) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) and the taxing jurisdiction other than the holding of, or the receipt of payments under, this Note; (ii) if the beneficial owner of such Note had been the Holder of the Note and would not be entitled to the payment of Additional Amounts; or (iii) where any such taxes, duties, assessments or governmental charges would not have been imposed but for the failure of the Holder of such Note to comply with any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence or connection with Argentina of the Holder or beneficial owner of such Note, if (x) such compliance is required by applicable law, regulation or administrative practice or any applicable treaty of the taxing jurisdiction as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, such taxes, duties, assessments or governmental charges, (y) at least thirty (30) days prior to the first payment date with respect to which such requirements under Argentine law, regulation, or administrative practice or any applicable treaty shall apply, the Company shall have notified all Holders that such Holders will be required to comply with such requirements, and (z) in the case of such requirements under Argentine law, regulation or administrative practice or any such applicable treaty, such requirements are not materially more onerous to such Holders of Notes (in form, in procedure or in the substance of information disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9 or any comparable successor forms).  The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes.  The Company will furnish to the Holder of this Note, within sixty (60) days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

At least thirty (30) days prior to each date on which any payment under or with respect to this Note is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Notes on the payment date.

In addition, the Company shall reimburse any non-Argentine domiciled Holder of this Note or any interest herein or rights in respect hereof who has paid Taxes to a Taxing Authority in Argentina in respect of its holding of Notes including taxes levied in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder for any tax so paid (but only to the extent that the Company is not required to pay Additional Amounts in respect of such tax as provided above) within 30 days of written evidence of such payment, including the amount paid, being provided to the Company.

In addition, the Company agrees to pay any stamp, issue, registration, documentary, value added or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States, any jurisdiction out of which payment is made or any other jurisdiction in which the Company is organized or engaged in business, or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of this Note.  The Company also agrees to indemnify each Holder of this Note from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid by such Holder in any jurisdiction in connection with any action permitted to be taken by such Holder to enforce the obligations of the Company under this Note.  Furthermore, the Company waives its right to reimbursement in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any Holder of any amount required to be paid by the Company to a Taxing Authority in Argentina in respect of such Holder’s holding of Notes.

Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts or Other Additional Amounts, as applicable, which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts or Other Additional Amounts, as applicable, in those provisions hereof where such express reference is not made.

Notwithstanding the foregoing, the obligation to pay Additional Amounts to any Holder of the 7-Year Floating Rate Notes will be subject to a maximum level not to exceed the amount required to gross-up payments for withholdings on interest payments to a bank domiciled in a jurisdiction that (i) is not deemed to be of low or zero taxation pursuant to Decree No. 916/2004, or (ii) has entered into an exchange of information agreement with Argentina and that is not limited by banking or other secrecy rules in respect of requests made by the tax authority of such jurisdiction.

Other Additional Amounts

(a)           If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (including, without limitation, the imposition of any Eurocurrency Reserve Requirements greater than zero) or (ii) the compliance with any guideline or request from any Governmental Agency (whether or not having the force of law), there shall be any increase in the cost to any Holder of 7-Year Floating Rate Notes of funding, owning, holding or maintaining its 7-Year Floating Rate Notes or a reduction in the amount of any sum received or receivable by any such Holder under the 7-Year Floating Rate Notes with respect thereto, by an amount deemed by such Holder to be material, within 15 days after receipt by the Company of written demand by such Holder pursuant to paragraph (c), the Company shall from time to time, pay to such Holder additional amounts sufficient to compensate such Holder for such cost or reduction from and after the later of the date such cost or reduction is suffered by such Holder and the date of the receipt of notice specified in paragraph (c) pursuant to which such Holder requires such payment (“Other Additional Amounts”).  Together with such notice, the Holder of 7-Year Floating Rate Notes will provide a certificate as to the amount of such increased cost or reduction and providing reasonable detail of the circumstances giving rise to the demand, prepared in good faith and submitted to the Trustee for delivery to the Company by such Holder, which certificate shall be prima facie evidence for all purposes, absent manifest error.

(b)           Each Holder of 7-Year Floating Rate Notes will, before requesting compensation for Other Additional Amounts pursuant to paragraph (a), use its best efforts to minimize or eliminate such compensation through the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid the need for compensation for such Other Additional Amounts and will not, in the sole judgment of such Holder, be otherwise disadvantageous to such Holder.

(c)           Each Holder of 7-Year Floating Rate Notes will promptly notify the Trustee for delivery to the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Holder of 7-Year Floating Rate Notes to compensation pursuant to paragraph (a) and advise the Company in such notice, or a subsequent notice, if it requires the Company to pay Other Additional Amounts in respect of such event.

(d)           The Company shall not be required to compensate a Holder of 7-Year Floating Rate Notes as provided by paragraph (a) (i) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from a requirement which is applicable to the relevant Holder by reason of its financial condition or assets and which is not of general application to similar persons of a similar type in similar circumstances in the same jurisdiction, (ii) in respect of franchise taxes or taxes on such Holder’s assets or overall net income, or (iii) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from the transfer of the 7-Year Floating Rate Note from one Holder to another Holder or from the designation by the Holder of 7-Year Floating Rate Notes of a new Holding Office if the original Holder or the Holder holding through the original Holding Office would not have been entitled to such Other Additional Amounts, unless such transfer or designation is made (x) with the Company’s written consent or (y) at a time when the circumstances giving rise to such claim for Other Additional Amounts did not exist.

Redemption for Regulatory Reasons

In the event that the adoption of any applicable law, rule or regulation or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Agency charged with the interpretation or administration thereof, or compliance by any Holder of 7-Year Floating Rate Notes with any request or directive (whether or not having the force of law) of any such Governmental Agency shall make it unlawful or impossible for any Holder of 7-Year Floating Rate Notes to continue to hold, own, maintain or fund its 7-Year Floating Rate Notes and such Holder so notifies the Trustee, the Trustee will forthwith give notice thereof to the Company.  If such Holder determines that it may not lawfully continue to maintain and fund its 7-Year Floating Rate Notes until maturity and so specifies in such notice, the Company will, on the date provided therein, repay in full the then outstanding principal amount of each such 7-Year Floating Rate Note, together with accrued interest thereon, upon presentation thereof by such Holder with respect to any such 7-Year Floating Rate Note.  If it is lawful for such Holder to maintain such 7-Year Floating Rate Note through the next Interest Payment Date then applicable to such 7-Year Floating Rate Note, such repayment will be due on such Interest Payment Date.  If such Holder shall instead determine that it is not lawful to continue to maintain such 7-Year Floating Rate Note, such repayment will be due within 15 days after the date of receipt of such notice by the Company; provided, however, that Holders of 7-Year Floating Rate Notes will use their best efforts to avoid such unlawfulness through, without limitation, the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid such unlawfulness and will not, in the sole judgment of such Holders, be otherwise reasonably disadvantageous to such Holders.

Optional Redemption of the 7-Year Floating Rate Notes

The Company will have the right exercisable at any time on giving not more than 30 nor less than five days’ irrevocable notice to the Holders, to redeem all, or only some (subject to a minimum of U.S.$1 million and in accordance with the provision for selection of Floating Rate Notes to be redeemed provided for in the 7-Year Notes Indenture), of the 7-Year Floating Rate Notes at their principal amount, together with interest accrued to the date fixed for redemption, subject only to the provisions set forth in “Other Redemption Costs”.

Other Redemption Costs

In respect of any 7-Year Floating Rate Notes which are to be redeemed by the Company or which become due and payable by the Company following an Event of Default, in addition to the principal amount of the 7-Year Floating Rate Notes and accrued interest otherwise payable, if the date of redemption or date of repayment is other than an Interest Payment Date, the Company will pay each Holder whose 7-Year Floating Rate Notes are being redeemed or repaid on the date of redemption or repayment, as and by way of indemnity for its other redemption costs (without requirement of actual proof of loss), an amount “E” calculated as follows:

(A - B) x C x D/360 = E

where:

“A” is the Rate of Interest calculated pursuant to “Interest” for the Interest Period during which such Notes are redeemed or repaid;

“B” is the Rate of Interest which would be determined pursuant to “Interest” were the date of redemption or repayment of the 7-Year Floating Rate Notes the commencement of an Interest Period for the 7-Year Floating Rate Notes having a duration of three months (if “D” is greater than or equal to 75), two months (if “D” is greater than or equal to 45 but less than 75) or one month (if “D” is less than 45) minus 1/8%;

“C” is the principal amount of the 7-Year Floating Rate Notes of such Holder being redeemed or repaid; and

“D” is the actual number of days from and including the date of redemption or repayment to but excluding the commencement of the next succeeding Interest Period were the 7-Year Floating Rate Notes not so redeemed or repaid, provided, however, that no amount will be payable pursuant to this paragraph if (i) ”A” is less than or equal to “B” or (ii) such redemption occurs in connection with the exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes as set forth in “Exchange for 7-Year Fixed Rate Notes” below.

Exchange for 7-Year Fixed Rate Notes

Under the terms of the 7-Year Notes Indenture, each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to any Other Additional Amounts incurred as a result of such exchange.

To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form attached to this 7-Year Floating Rate Note and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment.  Additional information regarding the exchange right and procedures are set forth in Article Six of the Second Supplemental Indenture.

For purposes of the preceding paragraph, “Exchange Agent” means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

Purchase by the Company

Subject to the “Limitation on Repurchase of 7-Year Notes and 10-Year Notes” covenant, Company may at any time purchase 7-Year Floating Rate Notes in the open market or by tender or private agreement at any price.  All 7-Year Floating Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants

1.             Limitation on Indebtedness.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

The foregoing limitations on the Incurrence of Indebtedness will not apply to:

(i)            the Incurrence by the Company of Permitted Indebtedness;

(ii)           the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

(iii)          the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

(iv)          the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

2.             Maximum Total Consolidated Indebtedness.

So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

3.             Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture.  Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the “Limitation on Asset Sales” covenant.

4.             Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries.

Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors’ qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the “Limitation on Asset Sales” covenant.

5.             Limitation on Issuances of Guarantees by Subsidiaries.

Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company (“Guaranteed Indebtedness”), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a “Subsidiary Guarantee”) of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.  If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee.  If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each of its Subsidiary’s Capital Stock in, or all or substantially all the assets of, such of its Subsidiary (which sale, exchange or transfer is not in contravention of the “Limitation on Asset Sales” covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

6.             Limitation on Transactions with Shareholders and Affiliates.

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, “Related Persons” and each, a “Related Person”), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

7.             Limitation on Liens.

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

8.             Limitations on Sale and Leaseback Transactions.

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:  (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the “Limitation on Asset Sales” covenant.

For purposes of the preceding paragraph, “Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

9.             Limitation on Asset Sales.

Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

10.           Reports to Holders.

Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

(a)           (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

(b)           such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

(c)           written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

(d)           written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company’s and its Subsidiaries’ performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

11.           Consolidation, Merger and Sale of Assets.

Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company’s line of business or in a business or activities ancillary to the Company’s line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company’s line of business in Argentina), and (C) (1) the weighted average life of the Company’s (or the surviving Person’s) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) five years and (y) the weighted average life of the Company’s consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the “Limitation on Indebtedness” covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

12.           Reserve Accounts.

Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the “Reserve Accounts”) to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due (including additional amounts) within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the “First Annual Transfer Date”) and November 15th (the “Second Annual Transfer Date” and, together with the First Annual Transfer Date, the “Transfer Dates”) of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company’s unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the “7-Year Notes Reserve Account”) shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the “10-Year Notes Reserve Account”) shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon.  Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date.  The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes.  In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.  In the event that the Company consummates the transactions contemplated in the APE on the date that is after March 31 or September 30, as applicable, the amount of Excess Cash required to be transferred on the first Transfer Date after the issuance of the 7-Year Notes will be reduced by an amount equal to all cash payments the Company is required to make in connection with or in contemplation of that closing.

13.           Cash Sweep.

Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company’s independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes.  Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company’s consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment).  In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of “Bonos Externos de la República Argentina” or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date.  All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days’ irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

14.           Limitation on Capital Expenditures.

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

(A) U.S.$15 million for every six months starting with the six-month period ending June 30, 2005 through the maturity date of the 7-Year Notes;

and

(B) in each of the periods, the unused portion of Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

15.           Limitation on Interest Expense.

At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary] of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

16.           Limitation on Repurchase of 7-Year Notes and 10-Year Notes.

Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the first Transfer Date following the issuance of the 7-Year Notes and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

17.           Limitation on Restricted Payments.

So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

Events of Default

The following events will be each defined as an “Event of Default” for the 7-Year Notes Indenture:

(a)           failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

(b)           failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

(c)           failure to perform or comply with the “Consolidation, Merger and Sale of Assets” covenant, the “Cash Sweep” covenant, or for a period of 30 consecutive days after the occurrence of such failure, the “Maximum Total Consolidated Indebtedness” covenant, the “Limitation on Indebtedness” covenant, or the “Limitation on Interest Expense” covenant;

(d)           failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

(e)           the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

(f)            one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

(g)           any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

(h)           the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

(i)            the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

(j)            an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization (“concurso preventivo” or “concordato”), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company’s direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

(k)           it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration.  Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture.  However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes.  A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless:  (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request.  However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.

Meetings of Holders; Modification and Waiver

(a)           The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders.  With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication.  Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities.  If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be.  Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletín Oficial de la República (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

(b)           Any Holder may attend the meeting in person or by proxy.  Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies.  Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.  The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company’s knowledge, as to the Notes held by any Affiliate of the Company.

(c)           Except as specified in “Acceleration of Maturity; Rescission and Annulment,” decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under “Events of Default” shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

(i)            changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

(ii)           changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7-Year Floating Rate Notes) is payable;

(iii)          impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(iv)          reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

(v)           modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

(d)           Meetings of the Holders of 7-Year Notes shall be either “first call” meetings (“primera convocatoria”) or “second call” meetings (“segunda convocatoria”).  All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting.  The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

(i)            the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

(ii)           the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

(e)           Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

(i)            to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

(ii)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(iii)          to secure the 7-Year Notes; or

(iv)          to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

(v)           to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

(vi)          to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

(vii)         to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

(viii)        to increase the aggregate principal amount of Public Debt Securities at any time outstanding under the 7-Year Notes Indenture.

No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Floating Rate Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any), interest, Additional Amounts (if any) and Other Additional Amounts (if any) on this 7-Year Floating Rate Note at the times, place and rate, and in the coin or currency, herein prescribed.

Notices

Notices to Holders of Registered 7-Year Floating Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Floating Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina.  Any notice so mailed shall be deemed to have been given on the date of such mailing.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Floating Rate Notes.  Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.

Discharge and Defeasance

Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Floating Rate Notes (“defeasance”).  In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Floating Rate Notes and to have satisfied all of its obligations under such 7-Year Floating Rate Notes except for (i) the rights of Holders of such 7-Year Floating Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Floating Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Floating Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Floating Rate Notes, (iv) the Company’s obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture (“covenant defeasance”).  Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

(a)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Floating Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Floating Rate Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Floating Rate Notes are being defeased to maturity or to a particular Redemption Date;

(b)           in the case of an election fully to defease the 7-Year Floating Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)           in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)           the Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the 7-Year Floating Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(e)           no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of “Events of Default”, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(f)            such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

(g)           such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

(h)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

(i)            such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Floating Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.

No Personal Liability of Incorporators, Shareholders, Officers, Board of Directors Members or Employees

The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Floating Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Floating Rate Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof.  Each Holder, by accepting the 7-Year Floating Rate Notes, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 7-Year Floating Rate Notes.  Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release

As part of the consideration for issuance of the 7-Year Floating Rate Notes, each Holder of 7-Year Floating Rate Notes, by accepting the 7-Year Floating Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (acción revocatoria) or bring action against any director of the Company (acción de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash option under the Company’s APE.

Governing Law and Enforceability

The Negotiable Obligations Law governs the requirements for the 7-Year Floating Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Floating Rate Notes.  All other matters in respect of the 7-Year Floating Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this Floating Rate Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture.  Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note may be instituted in any competent court in Argentina.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process.  The Company represents and warrants that CT Corporation System has agreed to act as the Company’s agent for service of process.  The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor.  The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  If CT Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment.  With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity

The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Floating Rate Note.  Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Floating Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Floating Rate Note, the Company shall indemnify such recipient against any loss sustained by it as a result.  In any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Floating Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Floating Rate Note or any other judgment or order.

Defined Terms

“7-Year Fixed Rate Notes” means the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] issued (or to be issued) pursuant to the 7-Year Notes Indenture.

“7-Year Notes” means both the series of Debt Securities known as the Company’s 7-Year Fixed Rate Notes due [2012] and the series of Debt Securities known as the Company’s 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

“10-Year Notes Indenture” means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [    ], [2005], among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

“10-Year Notes” means the series of Debt Securities known as the Company’s Step-Up 10-Year Notes issued (or to be issued) pursuant to the 10-Year Notes Indenture.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

“Annualized Pro Forma Consolidated Operating Cash Flow” means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four.  For purposes of calculating “Consolidated Operating Cash Flow” for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Operating Cash Flow” shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“APE” means an acuerdo preventivo extrajudicial, or Argentine pre-packaged reorganization plan.

“Applicable Margin” means [    ]% per annum.

“Argentina” means the Republic of Argentina.

“Argentine Government” means the government of Argentina.

“Asset Acquisition” means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Sale” means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors’ qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the “Consolidation, Merger and Sale of Assets” covenant hereof; provided, however that the term “Asset Sale” shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

“Asset Sale Proceeds Reinvestment” means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

“Cable/Telecommunications Business” means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

“Calculation Agent” means [ ], until a successor Calculation Agent shall have become designated pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Calculation Agent” shall mean such successor Calculation Agent.

“Capital Expenditure” means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

“Capitalized Lease” means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and “Capitalized Lease Obligation” is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

“Cash Equivalents” means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Francés - BBVA, Banco Río de la Plata S.A, Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least “A-1” by Standard & Poor’s Corporation or “P-1” by Moody’s Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition and (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii).

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme (formerly known as Cedelbank), and its successors.

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, “Co-Registrar” shall mean such successor Co-Registrar.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

“Consolidated Income Tax Expense” means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a “pooling of interests” basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Worth” means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

“Consolidated Operating Cash Flow” means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“Corporate Trust Office” means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

“Corporation” means a sociedad anónima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

“DTC” means The Depository Trust Company and its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Eurocurrency Reserve Requirements” means, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (the “Board”) or other Governmental Agency having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States.

“Event of Default” means any of the events specified in “Events of Default” herein.

“Excess Cash” means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company’s consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers’ Certificate delivered to the Trustee at its request.

“Floating Rate Note Register” means the books for the exchange, registration and registration of transfer for Registered 7-Year Floating Rate Notes.

“GAAP” means generally accepted accounting principles in effect in Argentina as of the date of determination.

“Global Note” means a 7-Year Floating Rate Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Floating Rate Notes represented thereby.

“Governmental Agency” means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Person obligated under a Guarantee.

“Holder” means a Person in whose name a 7-Year Floating Rate Note or a 7-Year Note, as the case may be, is registered in the 7-Year Floating Rate Note Register and/or the

books for the exchange, registration and registration of transfer of the registered 7-Year Fixed Rate Notes.

“Holding Office” means any particular office or branch through which a Holder holds a Floating Rate Note.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.  The term “Incurrence” used as a noun has a corresponding meaning.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Independent Financial Advisor” means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Payment Date” means each of the dates on which interest is due on the 7-Year Floating Rate Notes specified in “Interest” herein.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment).  Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Issue Date” means the original date of issuance and purchase of the 7-Year Floating Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate, or indenture supplemental hereto with respect thereto.

“Lien” means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Macroeconomic Disruption Event” means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

“Material Adverse Effect” means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

“Maturity”, when used with respect to any Floating Rate Note, means the date on which the principal of such 7-Year Floating Rate Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers’ Certificate or the indenture supplemental hereto with respect thereto.

“Negotiable Obligations Law” means Argentine Law No. 23,576, as amended.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

“Officers’ Certificate” means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

“Other Additional Amounts” means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in “Other Additional Amounts” herein.

“Outstanding” means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

(i)            7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to “Discharge and Defeasance” herein; and

(iv)          7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

“pari passu” means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

“Participant” means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Paying Agent” means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

“Permitted Indebtedness” means the following indebtedness (each of which shall be given independent effect) of the Company:

(a)  Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

(b)  Indebtedness of the Company outstanding on the Issue Date;

(c)  Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company to any person other than the Company or another Subsidiary;

(d)  Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the “Limitation on Indebtedness” covenant);

(e)  Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

(f)  Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

(g)  Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause (g) of this definition or the proviso to the first sentence of the “Limitation on Indebtedness” covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

“Permitted Lien” means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the “Limitation on Indebtedness” covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of “Permitted Indebtedness” or clause (c) of the definition of “Permitted Subsidiary Indebtedness”, provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the “Cash Sweep” covenant herein.

“Permitted Subsidiary Indebtedness” means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

(a)  Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

(b)  Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the “Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries” covenant herein; and

(c)  Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

“Person” means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Floating Rate Note” of any particular 7-Year Floating Rate Note means every previous 7-Year Floating Rate Note evidencing all or a portion of the same debt as that evidenced by such particular Floating Rate Note; and, for the purposes of this definition, any 7-Year Floating Rate Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Floating Rate Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Floating Rate Note.

“Pro Forma Consolidated Operating Cash Flow” for any period means “Consolidated Operating Cash Flow” for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the “Consolidation, Merger and Sale of Assets” covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the “Reference Period”), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

“Redemption Date” means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

“Registered 7-Year Floating Rate Notes” means any 7-Year Floating Rate Note registered in the 7-Year Floating Rate Note Register.

“Registrar” means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter “Registrar” shall mean such successor Registrar.

“Regular Record Date” means the close of business in New York on the fifteenth date (whether or not a Business Day) immediately preceding each Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

“Subsidiary” means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Total Consolidated Indebtedness” means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Transfer Agent” means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

“Trustee” means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter “Trustee” shall mean such successor Trustee.

“Unapplied Net Asset Sale Proceeds” means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

“U.S. Dollars”, “United States Dollars”, “U.S.$” and the symbol “$” each mean dollars of the United States.

“U.S. Government Obligations” means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors’ qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Global Note shall be U.S.$[            ]. The following increases or decreases in the principal amount at maturity of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

FORM OF EXCHANGE NOTICE

The undersigned registered Holder of the within 7-Year Floating Rate Note hereby irrevocably exercises the option to convert this 7-Year Floating Rate Note (or the portion thereof specified below) into the Company’s 7-Year Fixed Rate Notes due [2012] pursuant to the terms of the Second Supplemental Indenture referred to in this Floating Rate Note, and directs that the Company’s 7-Year Fixed Rate Notes due [2012] issuable upon exchange and any 7-Year Floating Rate Note representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:

(Name, Address and Taxpayer Identification Number.)

If less than the entire principal amount of this 7-Year Floating Rate Note is to be exchanged, specify the denomination(s) of the Floating Rate Note(s) to be issued for the unexchanged amount (U.S.$1.00 or any integral multiple of U.S.$1.00):  U.S.$         .

The undersigned agrees to pay all transfer taxes and any expenses (other than any registration fees with the CNV) payable with respect thereto.  The undersigned is also delivering herewith (1) a certificate in proper form certifying that the applicable restrictions on transfer have been complied with and (2) evidence of payment to an account designated by the Trustee for the benefit of the Company of an amount equivalent to any interest actually paid by the Company on or prior to the date hereof to the Holder corresponding to interest accrued on the principal amount of this 7-Year Floating Rate Note for which an exchange is being requested from the first day of the current interest period under the 7-Year Fixed Rate Notes due [2012] to the date hereof and covenants to deposit in such account any additional interest actually paid by the Company to the Holder corresponding to interest accrued on such principal amount from and after the date hereof to but excluding the date designated by the Company to effect such exchange.  The Holder hereby acknowledges and agrees that no request for conversion of this 7-Year Floating Rate Note into 7-Year Fixed Rate Notes due [2012] will be given effect unless such payment is credited to the account designated by the Trustee.

The undersigned hereby agrees that, promptly after request of the Company or Exchange Agent, it will furnish such proof in support of this certificate as the Company or Exchange Agent may request.

Dated:

By:
Signature of Registered Holder

By:
Signature Guaranty

For Exchange Agent’s Use only:

(A)	Date of Deposit:
Exchange Date:
(B)	Principal amount of 7-Year Fixed Rate Notes issuable:

Trustee’s Certificate of Authentication

This is one of the 7-Year Floating Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By
(Authorized Signatory)
Name:
Title: